Filed Pursuant to Rule 424(b)(5) Registration No. 333-201417

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	325,000	$1,000	$325,000,000	$37,667.50

(1)       Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT (To the prospectus dated January 9, 2015)

CIT Group Inc.

325,000 Shares

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A

We are offering 325,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, with a liquidation preference of $1,000 per share, which we refer to as the Series A Preferred Stock.

We will pay dividends on the Series A Preferred Stock only when, as, and if declared by our board of directors or a duly authorized committee of our board and to the extent that we have lawfully available funds to pay dividends. Dividends on the Series A Preferred Stock will accrue and be payable from the date of issuance to, but excluding June 15, 2022 at a rate of 5.800% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017. From and including June 15, 2022, we will pay dividends on the Series A Preferred Stock, when, as, and if declared, at a floating rate equal to the then applicable three-month U.S. dollar LIBOR rate (as defined herein) plus a spread of 3.972% per annum, payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2022. Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

Dividends on the Series A Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Series A Preferred Stock for any future dividend period.

The Series A Preferred Stock has no stated maturity, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at our option. We may redeem the Series A Preferred Stock at our option, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends), (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2022 or (ii) in whole but not in part, within 90 days following the occurrence of a “regulatory capital treatment event,” as described herein. Any redemption of the Series A Preferred Stock is subject to prior approval of the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve.

The Series A Preferred Stock will not have any voting rights, except in limited circumstances as described under “Description of Series A Preferred Stock—Voting Rights” on page S-30.

The Series A Preferred Stock is not a savings account, deposit or other obligation of our bank or non-bank subsidiaries and is not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency and are not obligations of, or guaranteed, by a bank.

Investing in the Series A Preferred Stock involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying the Series A Preferred Stock. The Series A Preferred Stock is not investment grade and is subject to the risks associated with non-investment grade securities.

None of the SEC, any state securities commission, the Federal Reserve or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Company Before Expenses
Per Share	$1,000.00	$17.538	$982.462
Total	$325,000,000	$5,699,850	$319,300,150

The underwriters expect to deliver the Series A Preferred Stock to purchasers against payment therefor, in New York, New York on or about June 7, 2017, which is the fifth business day following the date of this prospectus supplement. See “Underwriting.”

Joint Book-Running Managers

Morgan Stanley	Barclays	Credit Suisse

Co-Managers

BofA Merrill Lynch
Citigroup
Credit Agricole CIB
Deutsche Bank Securities
J.P. Morgan

May 31, 2017

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or documents to which we otherwise refer you in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of the Series A Preferred Stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any document referred to therein is accurate as of any date other than the date on the front of that document.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement sets forth certain terms of the Series A Preferred Stock that we may offer. It supplements the description of the preferred stock contained in the prospectus under “Description of Capital Stock.” If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will control and you should not rely on the information in the prospectus to that extent.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Series A Preferred Stock. We are not making any representation to you regarding the legality of an investment in the Series A Preferred Stock by you under applicable investment or similar laws.

The distribution of this prospectus supplement and the accompanying prospectus and the offer, sale and delivery of the Series A Preferred Stock may be restricted by law in some jurisdictions. If you receive this prospectus supplement or the accompanying prospectus, you must inform yourself about, and observe, any such restrictions. This prospectus supplement and the accompanying prospectus is not an offer to sell the Series A Preferred Stock and we are not soliciting an offer to buy the Series A Preferred Stock in any state where the offer or sale is not permitted.

Offers and sales of the Series A Preferred Stock are subject to restrictions including in relation to the United Kingdom, the European Economic Area, Canada, Switzerland and the Dubai International Finance Center, details of which are set out in “Underwriting—Notice to Prospective Investors” in this prospectus supplement. The distribution of this prospectus supplement and the accompanying prospectus and the offer, sale and delivery of the Series A Preferred Stock in other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any applicable restrictions.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

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NON-GAAP FINANCIAL MEASURES

This prospectus supplement contains or incorporates by reference certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures are meant to provide additional information and insight regarding operating results and financial position of the business and in certain cases to provide financial information that is presented to rating agencies and other users of financial information. These measures are not in accordance with GAAP or a substitute for GAAP measures and may be different from or inconsistent with non-GAAP financial measures used by other companies.

Net finance revenues and average earning assets, as presented in this prospectus supplement, are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity. See the “Non-GAAP Financial Measurements” section of our Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 Form 10-K”), filed on March 16, 2017, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (“2017 First Quarter Form 10-Q”), filed on May 8, 2017, in each case, incorporated herein by reference, for a reconciliation of non-GAAP to GAAP financial information for such periods.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find information about us by visiting our website at www.cit.com. We have included our website address as an inactive textual reference only. Information on our website is not incorporated by reference into and does not form a part of this prospectus supplement.

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 16, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 8, 2017; and

•

our Current Reports on Form 8-K filed with the SEC on January 18, 2017, January 31, 2017 (to the extent filed and not furnished), February 14, 2017, February 27, 2017, April 7, 2017, April 13, 2017, April 18, 2017, April 25, 2017 (to the extent filed and not furnished), April 27, 2017, May 1, 2017, May 9, 2017, May 10, 2017, May 16, 2017 and May 25, 2017.

You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

CIT Investor Relations Department
1 CIT Drive
Livingston, NJ 07039
(866) 54-CITIR / (866) 542-4847
investor.relations@cit.com

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “potential,” “project,” “will” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

•

our liquidity risk and capital management, including our capital plan, leverage, capital ratios, and credit ratings, our liquidity plan, and our plans and the potential transactions designed to enhance our liquidity and capital, to repay secured and unsecured debt, to issue qualifying capital instruments, including Tier 1 qualifying preferred stock, and for a return of capital,

•	our plans to change our funding mix and to access new sources of funding to broaden our use of deposit taking capabilities,

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•

our pending or potential acquisition and disposition plans, and the integration and restructuring risks inherent in such acquisitions, including our sale of our commercial aircraft leasing business in April 2017, and our proposed sale of our Financial Freedom reverse mortgage business and our Business Air loan portfolio,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	our funding, borrowing costs and net finance revenue,

•	our operational risks, including risk of operational errors, failure of operational controls, success of systems enhancements and expansion of risk management and control functions,

•	our mix of portfolio asset classes, including changes resulting from growth initiatives, new business initiatives, new products, acquisitions and divestitures, new business and customer retention,

•	legal risks, including related to the enforceability of our agreements and to changes in laws and regulations,

•	our growth rates,

•	our commitments to extend credit or purchase equipment, and

•	how we may be affected by legal proceedings.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors, in addition to those disclosed under the caption “Risk Factors” beginning on page S-15 and under the caption “Risk Factors” in our 2016 Form 10-K that could cause such differences include, but are not limited to:

•	capital markets liquidity,

•

risks inherent in a return of capital, including risks related to obtaining regulatory approval, the nature and allocation among different methods of returning capital, and the amount and timing of any capital return,

•	risks of and/or actual economic slowdown, downturn or recession,

•	industry cycles and trends,

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks,

•	adequacy of reserves for credit losses,

•	risks inherent in changes in market interest rates and quality spreads,

•	funding opportunities, deposit taking capabilities and borrowing costs,

•	conditions and/or changes in funding markets and our access to such markets, including secured and unsecured debt and asset-backed securitization markets,

•

risks of implementing new processes, procedures, and systems, including any new processes, procedures, and systems required to comply with the additional laws and regulations applicable to systematically important financial institutions,

•	risks associated with the value and recoverability of leased equipment and related lease residual values,

•	risks of failing to achieve the projected revenue growth from new business initiatives or the projected expense reductions from efficiency improvements,

•	application of fair value accounting in volatile markets,

•	application of goodwill accounting in a recessionary economy,

•	changes in laws or regulations governing our business and operations, or affecting our assets, including our operating lease equipment,

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•	changes in competitive factors,

•	demographic trends,

•	customer retention rates,

•

risks associated with dispositions of businesses or asset portfolios, including how to replace the income associated with such businesses or asset portfolios and the risk of residual liabilities from such businesses or portfolios,

•	risks associated with acquisitions of businesses or asset portfolios and the risks of integrating such acquisitions, including the integration of OneWest Bank, and

•	regulatory changes and/or developments.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees regarding our performance. We do not assume any obligation to update any forward-looking statement for any reason.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary does not contain all the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety, particularly the “Risk Factors” sections of this prospectus supplement and our 2016 Form 10-K, before making an investment decision. Unless otherwise indicated or unless the context otherwise requires, references in this “Summary” and “Risk Factors” to “CIT,” “the Company,” “we,” “our” and “us” are to CIT Group Inc., together with its subsidiaries, on a consolidated basis. In the “Description of Series A Preferred Stock,” references to CIT are only to CIT Group Inc. and not to any of its subsidiaries.

The Company

CIT Group Inc., together with its subsidiaries, has provided financial solutions to its clients since its formation in 1908. We provide financing, leasing and advisory services principally to middle-market companies, including to the transportation industry, and equipment financing and leasing solutions to a wide variety of industries, primarily in North America. We had $46.4 billion of earning assets from continuing operations at March 31, 2017. CIT is a bank holding company (“BHC”) and a financial holding company (“FHC”). CIT also provides a full range of banking and related services to commercial and individual customers through its banking subsidiary, CIT Bank, N.A. (“CIT Bank”), which includes 70 branches located in Southern California, and its online bank, bankoncit.com, and through other offices in the U.S. and select international locations.

CIT is regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Reserve Bank of New York (“FRBNY”) under the U.S. Bank Holding Company Act of 1956, as amended. CIT Bank is regulated by the Office of the Comptroller of the Currency of the U.S. Department of the Treasury (“OCC”).

On October 6, 2016, CIT announced a definitive agreement to sell our commercial aircraft leasing business (“Commercial Air”) to Avolon Holdings Limited (“Avolon”). On April 4, 2017, CIT completed the sale of Commercial Air. The aggregate purchase price paid by the purchaser and its subsidiaries to CIT and its subsidiaries for the sale of Commercial Air was approximately $10.4 billion in cash, which is equal to (a) the adjusted net asset amount of Commercial Air as of such date plus (b) a premium of approximately $627 million.

Each business has industry alignment and focuses on specific sectors, products and markets. Our principal product and service offerings include:

Products and Services
• Account receivables collection	• Equipment leases
• Acquisition and expansion financing	• Factoring services
• Asset management and servicing	• Financial risk management
• Asset-based loans	• Import and export financing
• Credit protection	• Insurance services
• Cash management and payment services	• Letters of credit / trade acceptances
• Debt restructuring	• Merger and acquisition advisory services
• Debt underwriting and syndication	• Residential mortgage loans and mortgage servicing
• Deposits	• Secured lines of credit
• Enterprise value and cash flow loans	• Small Business Administration (“SBA”) loans

We source our commercial lending business primarily through direct marketing to borrowers, lessees, manufacturers, vendors and distributors, and through referral sources and other intermediaries. We source our consumer lending business through our online bank branch network. Periodically we buy participations in syndications of loans and lines of credit and purchase finance receivables and residential mortgage loans on a whole-loan basis.

We generate revenue by earning interest on loans and investments, collecting rents on equipment we lease, and earning commissions, fees and other income for services we provide. We syndicate and sell certain finance receivables and equipment to leverage our origination capabilities, reduce concentrations and manage our balance sheet.

We set underwriting standards for each division and employ portfolio risk management models to achieve desired portfolio demographics. Our collection and servicing operations are organized by business and geography in order to provide efficient client interfaces and uniform customer experiences.

Funding sources include deposits and borrowings, and our funding mix has continued to migrate towards a higher proportion of deposits.

Our principal executive offices are located at 11 West 42nd Street, New York, New York and our telephone number is (212) 461-5200.

Recent Developments

On April 4, 2017, upon consummation of the sale of Commercial Air, the total commitment amount under the Company’s second amended and restated revolving credit facility was automatically reduced from $1.4 billion to $750 million, and the covenant requiring that the Company maintain a minimum $6 billion minimum consolidated net worth was replaced with a covenant requiring that the Company maintain a minimum Tier 1 capital ratio of 9.0%. Also upon the consummation of the sale of Commercial Air, one of the nine domestic operating subsidiaries of the Company was automatically discharged and released as a guarantor under the second amended and restated revolving credit facility.

On April 4, 2017, CIT announced that it had given notice of its intention to redeem and, on May 4, 2017, CIT redeemed, 100% of the aggregate principal amount (approximately $4.84 billion) of its outstanding (i) $1,725.8 million, 4.250% Senior Unsecured Notes due August 2017; (ii) $1,465.0 million, 5.250% Senior Unsecured Notes due March 2018; (iii) $695.0 million, 6.625% Series C Unsecured Notes due April 2018; and (iv) $955.9 million, 5.000% Senior Unsecured Notes due May 2018, at an aggregate premium of $98 million.

On April 4, 2017, CIT commenced an offer to purchase for cash (the “Debt Tender Offer”) up to $950 million in the aggregate of its (i) 5.500% Series C Unsecured Notes due February 2019; (ii) 5.375% Senior Unsecured Notes due May 2020; and (iii) 5.000% Senior Unsecured Notes due August 2022 (the “2022 Notes” and, together with the 2019 Notes and the 2020 Notes, the “Notes”).

On April 18, 2017, CIT announced that the Debt Tender Offer was oversubscribed, that the Company elected to increase the aggregate maximum principal amount of Notes accepted for purchase in the Tender Offer to $969 million, and that it had elected to early settle the Debt Tender Offer. A total principal amount of $969 million of our 5.500% Series C Unsecured Notes due 2019 have been repurchased for total consideration of $1.04 billion, including accrued interest of $9 million.

On April 27, 2017, CIT commenced a cash tender offer by means of a “modified” Dutch auction (the “Equity Tender Offer”) for up to $2.75 billion of shares of its common stock, par value $0.01 per share, at a purchase price not greater than $48.00 per share and not less than $43.00 per share, and further pursuant to the terms and conditions set forth in the related Offer to Purchase, dated April 27, 2017, and the accompanying letter of transmittal. The Equity Tender Offer expired on May 24, 2017 and CIT announced on May 25, 2017 that a total of approximately 65.8 million shares of CIT’s common stock were properly tendered and not properly withdrawn at or below a purchase price of $48.00 per share, including approximately 27.4 million shares that were tendered by notice of guaranteed delivery. In accordance with the terms and conditions of the Equity Tender Offer and based on the preliminary count by the depositary, CIT expects to accept for payment, at a purchase price of $48.00, approximately 57.3 million shares properly tendered at or below the purchase price and not properly withdrawn before the expiration date, at an aggregate cost of $2.75 billion, excluding fees and expenses relating to the tender offer. The shares expected to be purchased represent approximately 28.3% of CIT’s common stock issued and outstanding as of May 23, 2017. The number of shares expected to be purchased in the Equity Tender Offer, and the per share and total purchase price are based on the assumption that all shares tendered through notice of guaranteed delivery are being delivered within the prescribed three trading day settlement period. The final number of shares to be purchased, the final per share and total purchase prices will be announced following the expiration of the guaranteed delivery period and the completion by the depositary of the confirmation process. To the extent shares tendered through notice of guaranteed delivery are not delivered within the prescribed three trading day settlement period, the number of shares we accept and the per share and total purchase prices may differ from the preliminary amounts above. Payment for the shares accepted for purchase pursuant to the tender offer, and the return of all other shares tendered and not purchased, will occur promptly thereafter.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see “Description of Series A Preferred Stock.” As used in this “The Offering” section, the terms “CIT Group Inc.,” “CIT,” the “Company,” “we,” “our,” “us” and other similar references refer only to CIT Group Inc. and not to any of its subsidiaries.

Issuer	CIT Group Inc. (“CIT”)
Securities Offered	325,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, with a liquidation preference of $1,000 per share.
Maturity Date

The Series A Preferred Stock does not have a stated maturity date and will be perpetual unless redeemed at our option. CIT is not required to redeem the Series A Preferred Stock. Holders of the Series A Preferred Stock have no right to require CIT to redeem their shares of Series A Preferred Stock.

Ranking	Shares of the Series A Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up, respectively:
•

senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividends and distributions;

•

on parity with any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with our Series A Preferred Stock with respect to such dividends and distributions; and

•

junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock.

Dividends

Dividends on the Series A Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will accrue and be payable on the liquidation preference amount of $1,000 per share, at a fixed rate per annum equal to 5.800% with respect to each dividend period from and including the original issue date to, but excluding, June 15, 2022 (the “fixed rate period”) semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017 and ending on June 15, 2022 and, thereafter, at a floating rate per annum equal to the three-month LIBOR on the related dividend determination date plus a spread of 3.972% per annum (the “floating rate period”) quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2022.

If our board of directors or a duly authorized committee of the board fails to declare a full dividend on the Series A Preferred Stock before the dividend payment date for any dividend period, the undeclared dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay the undeclared dividend for such dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period or any other class or series of our capital stock.

So long as any Series A Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of

Series A Preferred Stock, we may not, subject to certain important exceptions:
	•	declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series A Preferred Stock as to dividend or liquidation rights;
	•	repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series A Preferred Stock as to dividend or liquidation rights; or
•

repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series A Preferred Stock, as to dividend or liquidation rights.

See “Description of the Series A Preferred Stock—Priority of Dividends” in this prospectus supplement.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, upon the shares of the Series A Preferred Stock and any shares of capital stock ranking on a parity with the Series A Preferred Stock as to dividend rights (“dividend parity stock”), dividends may be declared and paid upon shares of the Series A Preferred Stock and the dividend parity stock pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series A Preferred Stock and all parity stock payable on such dividend payment date.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) may be declared and paid on our common stock, and any other class or series of capital stock that ranks junior to the Series A Preferred Stock as to dividend and liquidation rights, from time to time out of any assets legally available for such payment, and the holders of the Series A Preferred Stock or dividend parity stock shall not be entitled to participate in any such dividend.

Our ability to pay dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other prohibitions and other restrictions described under “Description of the Series A Preferred Stock—Dividends” in this prospectus supplement.

Dividend Payment Dates

June 15 and December 15 of each year, beginning on December 15, 2017 and ending on June 15, 2022 and, thereafter, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2022. If any dividend payment date applicable to the fixed rate period is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment. If any dividend payment date applicable to the floating rate period is not a business day, then the dividend payment date will be postponed to the next succeeding business day, and dividends will accrue to, but exclude the next succeeding business day.

Redemption

On or after June 15, 2022, the Series A Preferred Stock may be redeemed at our option on any dividend payment date, in whole or in part, from time to time, at a redemption price equal to $1,000 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends. The Series A Preferred Stock also may be redeemed at our option in whole, but not in part, within 90 days following the occurrence of a “regulatory capital treatment event,” as described under “Description of the Series A Preferred Stock—Redemption” in this prospectus supplement at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends. The holders of the Series A Preferred Stock will not have the right to require us to redeem or repurchase their shares of Series A Preferred Stock.
Any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve.
Liquidation Rights

Upon CIT’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preferred Stock are entitled to receive out of our assets that are available for distribution to shareholders, before any distribution is made to holders of common stock or other capital stock ranking junior to the Series A Preferred Stock as to liquidation rights, a liquidation distribution in the amount of $1,000 per share, plus any declared and unpaid dividends, to the date of the liquidation distribution, without regard to any undeclared dividends. Distributions will be made only to the extent of CIT’s assets that are available after satisfaction of all liabilities and obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series A Preferred Stock as to liquidation rights and pro rata as to any other shares of our capital stock ranking on a parity with the Series A Preferred Stock as to such distributions, if any. After payment of the full amount of the liquidation distribution, holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of CIT’s assets.

In any such distribution, if CIT’s assets are not sufficient to pay the liquidation preference in full to all holders of Series A Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidation distribution on parity with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders.

Preemptive and Conversion Rights	None.
Voting Rights

Holders of the Series A Preferred Stock will have no voting rights except with respect to certain changes in the terms of the Series A Preferred Stock and the issuance of capital stock ranking senior to the Series A Preferred Stock, in the case of certain dividend nonpayments, certain other fundamental corporate events and as otherwise expressly required by applicable law. See “Description of the Series A Preferred Stock—Voting Rights” in this prospectus supplement.

Listing	We do not intend to apply for listing of the shares of Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock on any automated dealer quotation system.
Tax Consequences	For a discussion of material tax considerations relating to the Series A Preferred Stock, see “Material United States Federal Income Tax Considerations” in this prospectus supplement.
Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including returning capital to our shareholders.
Risk Factors

Potential investors in the Series A Preferred Stock should carefully consider the matters set forth herein under the caption “Risk Factors” beginning on page S-15 and under the caption “Risk Factors” in our 2016 Form 10-K, which is incorporated herein by reference, prior to making an investment decision with respect to the Series A Preferred Stock.

Transfer Agent & Registrar	Computershare Trust Company, N.A.

Summary Historical Financial Data

The following tables set forth our summary historical financial data. In 2016, the Company realigned its segments. As a result of the segment realignments, the Company recast its financial statements to reflect the realigned segments, as more fully described in our 2016 Form 10-K, and incorporated by reference herein. All prior period comparisons therein were conformed to the current period presentation reflected therein.

Our summary historical financial data as of and for the three months ended March 31, 2017 are not necessarily indicative of results that may be expected for the entire calendar year.

($ in millions)	Three Months Ended March 31,		Fiscal Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Statement of Operations Data:
Total interest income	$455.7	$482.9	$1,911.5	$1,445.2	$1,155.6	$1,190.4	$1,324.9

Interest expense
Interest on borrowings	(69.1)	(95.5)	(358.4)	(401.3)	(484.1)	(571.4)	(1,636.9)
Interest on deposits	(94.0)	(99.5)	(394.8)	(330.1)	(231.0)	(179.8)	(152.5)

Total interest expense	(163.1)	(195.0)	(753.2)	(731.4)	(715.1)	(751.2)	(1,789.4)

Provision for credit losses	(49.7)	(89.5)	(194.7)	(158.6)	(104.4)	(75.3)	(41.7)

Non-interest income
Rental income on operating leases	251.3	264.1	1,031.6	1,018.1	949.6	845.4	811.9
Other income	79.1	84.8	150.6	149.6	263.9	337.6	595.8

Total non-interest income	330.4	348.9	1,182.2	1,167.7	1,213.5	1,183.0	1,407.7
Non-interest expenses
Depreciation on operating lease equipment	(73.5)	(61.3)	(261.1)	(229.2)	(229.8)	(208.7)	(198.2)
Maintenance and other operating lease equipment expense	(53.8)	(48.9)	(213.6)	(185.1)	(171.7)	(132.5)	(121.8)
Operating expenses	(311.6)	(330.1)	(1,283.5)	(1,121.1)	(900.1)	(911.0)	(827.5)
Gain/(loss) on debt extinguishments and deposit redemption	—	(1.6)	(12.5)	(1.5)	(3.5)	—	(61.2)
Goodwill impairment	—	—	(354.2)	—	—	—	—

Total other expenses	(438.9)	(441.9)	(2,124.9)	(1,536.9)	(1,305.1)	(1,252.2)	(1,208.7)

Income (loss) from continuing operations before income taxes	134.4	105.4	20.9	186.0	244.5	294.7	(307.3)
(Provision) benefit for income taxes	(56.2)	(44.4)	(203.5)	538.0	432.4	(50.4)	(77.8)

Income (loss) from continuing operations before attribution of non-controlling interests	78.2	61.0	(182.6)	724.0	676.9	244.3	(385.1)
Income (loss) from discontinued operations	101.7	85.0	(665.4)	310.0	443.4	437.3	(203.4)
Net income (loss)	$179.9	$146.0	$(848.0)	$1,034.1	$1,119.1	$675.7	$(592.3)

($ in millions)	Three Months Ended March 31,				Fiscal Years Ended December 31,
	2017		2016		2016		2015		2014		2013		2012
Select Period Data:
Net finance revenue	$416.6		$441.8		$1,715.2		$1,317.6		$988.6		$943.3		$27.3
Average earning assets (AEA)	$46,638.9		$48,107.1		$47,664.2		$38,019.8		$29,959.3		$27,991.1		$24,818.2
Net financing revenue / AEA (%)	3.57%		3.67%		3.60%		3.47%		3.30%		3.37%		0.11%
Balance Sheet Data (at period end)
Total cash and interest bearing deposits	$6,156.9		$7,489.4		$6,430.6		$7,652.4		$6,155.2		$5,369.0		$6,139.7
Investment securities	4,476.3		2,896.8		4,491.1		2,953.7		1,550.3		2,630.2		1,065.5
Loans	29,691.4		30,948.7		29,535.9		30,518.7		18,260.6		17,745.3		16,304.5
Allowance for loan losses	(448.6)		(400.8)		(432.6)		(347.0)		(334.2)		(339.1)		(353.0)
Total loans, net of allowance for loan losses	29,242.8		30,547.9		29,103.3		30,171.7		17,926.4		17,406.2		15,951.5
Operating lease equipment, net	7,516.2		7,071.4		7,486.1		6,851.7		5,980.9		4,765.7		4,304.2
Goodwill	686.1		1,060.0		685.4		1,063.2		432.3		233.7		245.0
Assets of discontinued operations	12,718.2		12,951.9		13,220.7		13,059.6		12,493.7		14,742.1		14,625.6
Total assets	63,094.4		67,088.6		64,170.2		67,391.9		47,755.5		46,996.8		43,860.1
Deposits	32,336.2		32,877.8		32,304.3		32,761.4		15,838.7		12,523.3		9,681.5
Borrowings
Liabilities of discontinued operations	2,731.9		4,195.1		3,737.7		4,302.0		3,818.1		6,993.7		7,540.3
Total liabilities	52,928.9		55,996.5		54,167.1		56,446.7		38,702.9		38,146.7		35,520.7
Total equity and non-controlling interests	10,165.5		11,092.1		10,003.1		10,945.2		9,052.6		8,850.0		8,339.5
Other Financial Data (at period end)(1):
Tier I capital ratio	14.3%		13.1%		13.8%		12.6%		14.5%		16.7%		16.2%
Total capital ratio	15.1%		13.7%		14.6%		13.2%		15.1%		17.4%		17.0%
Ratio of earnings to fixed charges and preferred stock dividends(2)	1.81	x	1.53	x	1.03	x	1.25	x	1.34	x	1.38	x	— (3)

(1)	Capital ratios for 2014, 2013 and 2012 are based on Basel 1 requirements. 2017, 2016 and 2015 are based on Basel 3 requirements.

(2)

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings represent earnings before income taxes plus fixed charges. We do not currently have any shares of preferred stock outstanding and during the historical time periods indicated above, there were no preferred stock dividends payable.

(3)	Earnings were insufficient to cover fixed charges by $419.1 million for the year ended December 31, 2012.

Pro Forma Financial Data

On April 4, 2017, CIT completed the sale of Commercial Air to Avolon, the international aircraft leasing company and a wholly-owned subsidiary of Bohai Capital Holding Co. Ltd. (the “CIT Commercial Air Sale”) in exchange for $10.4 billion in cash.

On April 18, 2017, the Company repurchased for cash, by tender offer, $969 million principal amount of its outstanding 5.500% Series C Unsecured Notes due 2019 at 106.125% (the “Debt Tender Offer”).

On May 4, 2017, the Company redeemed for cash, at an average price of 102.02%, an aggregate of $4.84 billion principal amount of all of its outstanding notes listed below (the “debt redemptions”):

•	$1.7 billion principal amount 4.250% Senior Unsecured Notes due August 2017;

•	$1.5 billion principal amount 5.250% Senior Unsecured Notes due March 2018;

•	$0.7 billion principal amount 6.625% Series C Unsecured Notes due April 2018; and

•	$1.0 billion principal amount 5.000% Senior Unsecured Notes due May 2018.

On May 24, 2017, at 11:59 P.M., the Equity Tender Offer expired, and based on the preliminary results of the Equity Tender Offer, CIT expects to purchase an aggregate of approximately 57.3 million shares of CIT’s common stock at a purchase price of $48.00 per share.

The following unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the CIT Commercial Air Sale, the Debt Tender Offer, the debt redemptions and the Equity Tender Offer on the consolidated results of CIT. The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 and the unaudited pro forma condensed consolidated statements of income for the three-month period ended March 31, 2017 and the year ended December 31, 2016 are based upon, derived from, and should be read in conjunction with the historical audited financial statements of CIT (which are available in the 2016 Form 10-K), and the historical unaudited financial statements of CIT (which are available in the 2017 First Quarter Form 10-Q).

The pro forma adjustments are preliminary and are based upon available information and certain assumptions that management believes are reasonable under the circumstances and that are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated statements of income for fiscal year ended December 31, 2016 and the three-month period ended March 31, 2017 assume the consummation of the CIT Commercial Air Sale, the Debt Tender Offer, the debt redemptions and the Equity Tender Offer as if they occurred on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 assumes the CIT Commercial Air Sale, the Debt Tender Offer, the debt redemptions and the Equity Tender Offer occurred on March 31, 2017.

The unaudited pro forma condensed consolidated financial information have been prepared by management in accordance with the regulations of the SEC and are not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the CIT Commercial Air Sale, the Debt Tender Offer, the debt redemptions and the Equity Tender Offer occurred as of the dates indicated, nor is it meant to be indicative of any anticipated consolidated financial position or results of operations that CIT will experience after the transactions.

The CIT Commercial Air Sale does not have an impact on income from continuing operations as the CIT Commercial Air business met the definition of a Discontinued Operation and was presented as such in the 2017 First Quarter Form 10-Q and the 2016 Form 10-K.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of the 2016 Form 10-K or the 2017 First Quarter Form 10-Q.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of March 31, 2017

(in millions)	Historical	Sale of CIT Commercial Air	Notes	Debt Tender	Debt Redemption	Equity Tender	Total Adjustment	Pro- Forma
Assets
Cash and interest bearing deposits	$6,156.9	$10,244.5	(b)(g)	$(1,037.1)	$(4,988.2)	$(2,753.8)	$1,465.4	$7,622.3
Investment securities	4,476.3	—		—	—	—	—	4,476.3
Assets held for sale	562.6	—		—	—	—	—	562.6
Loans	29,691.4	—		—	—	—	—	29,691.4
Allowance for loan losses	(448.6)	—		—	—	—	—	(448.6)

Total loans, net of allowance for loan losses	29,242.8	—		—	—	—	—	29,242.8
Operating lease equipment, net	7,516.2	—		—	—	—	—	7,516.2
Indemnification assets	313.1	—		—	—	—	—	313.1
Unsecured counterparty receivable	212.0	—		—	—	—	—	212.0
Goodwill	686.1	—		—	—	—	—	686.1
Intangible assets	134.3	—		—	—	—	—	134.3
Other assets	1,075.9	10.8	(c)	—	—	—	10.8	1,086.7
Assets of discontinued operations	12,718.2	(11,959.2)	(a)	—	—	—	(11,959.2)	759.0

Total Assets	$63,094.4	$(1,703.9)		$(1,037.1)	$(4,988.2)	$(2,753.8)	$(10,483.0)	$52,611.4

Liabilities
Deposits	$32,336.2	—		—	—	—	—	$32,336.2
Credit balances of factoring clients	1,547.1	—		—	—	—	—	1,547.1
Other liabilities	1,577.4	11.3	(d)(h)	(32.5)	(91.8)	—	(113.0)	1,464.4
Borrowings	14,736.3	—	(i)	(968.3)	(4,836.2)	—	(5,804.5)	8,931.8
Liabilities of discontinued operations	2,731.9	(1,801.1)	(a)	—	—	—	(1,801.1)	930.8
Total Liabilities	52,928.9	(1,789.8)		(1,000.8)	(4,928.0)	—	(7,718.6)	45,210.3

Stockholders’ Equity
Common stock: $0.01 par value, 600,000,000 authorized	2.1	—		—	—	—	—	2.1
Paid-in capital	8,782.6	1.4	(e)	—	—	—	1.4	8,784.0
Retained earnings	1,701.1	68.2	(f)(j)	(36.2)	(60.3)	—	(28.3)	1,672.8
Accumulated other comprehensive loss	(123.7)	16.3	(a)	—	—	—	16.3	(107.4)
Treasury stock at cost	(196.9)	—	(k)	—	—	(2,753.8)	(2,753.8)	(2,950.7)

Total Common Stockholders’ Equity	10,165.2	85.9		(36.2)	(60.3)	(2,753.8)	(2,764.4)	7,400.8
Noncontrolling minority interests	0.3	—		—	—	—	—	0.3

Total Equity	10,165.5	85.9		(36.2)	(60.3)	(2,753.8)	(2,764.4)	7,401.1

Total Liabilities and Equity	$63,094.4	$(1,703.9)		$(1,037.1)	$(4,988.2)	$(2,753.8)	$(10,483.0)	$52,611.4

See the accompanying notes to the unaudited pro forma condensed consolidated balance sheet.

Unaudited Pro forma Condensed Consolidated Statement of Income
For the three months ended March 31, 2017

(in millions-except per share data)		Historical	Equity Tender	Pro- Forma
Interest income
Interest and fees on loans		$412.1	—	$412.1
Other interest and dividends		43.6	—	43.6

Interest income		455.7	—	455.7

Interest expense
Interest on borrowings		(69.1)	—	(69.1)
Interest on deposits		(94.0)	—	(94.0)

Interest expense		(163.1)	—	(163.1)

Net interest revenue		292.6	—	292.6
Provision for credit losses		(49.7)	—	(49.7)

Net interest revenue, after credit provision		242.9	—	242.9

Non-interest income
Rental income on operating leases		251.3	—	251.3
Other income		79.1	—	79.1

Total non-interest income		330.4	—	330.4

Total revenue, net of interest expense and credit provision		573.3	—	573.3

Non-interest expenses
Depreciation on operating lease equipment		(73.5)	—	(73.5)
Maintenance and other operating lease expenses		(53.8)	—	(53.8)
Operating expenses		(311.6)	—	(311.6)

Total other expenses		(438.9)	—	(438.9)

Income from continuing operations before provision for income taxes		134.4	—	134.4
Provision for income taxes		(56.2)	—	(56.2)

Income from continuing operations		78.2	—	78.2

Basic income per common share
Income from continuing operations	(1)	$0.39	$0.16	$0.54
Diluted income per common share
Income from continuing operations	(1)	$0.38	$0.16	$0.54
Average number of common shares—(thousands)
Basic	(1)	202,449	(57,292)	145,157
Diluted	(1)	203,348	(57,292)	146,056

See the accompanying notes to the unaudited pro forma condensed consolidated statement of income.

Unaudited Pro forma Condensed Consolidated Statement of Income
For the year ended December 31, 2016

(in millions-except per share data)		Historical	Equity Tender	Pro-Forma
Interest income
Interest and fees on loans		$1,779.6	—	$1,779.6
Other interest and dividends		131.9	—	131.9

Interest income		1,911.5	—	1,911.5

Interest expense
Interest on borrowings		(358.4)	—	(358.4)
Interest on deposits		(394.8)	—	(394.8)

Interest expense		(753.2)	—	(753.2)

Net interest revenue		1,158.3	—	1,158.3
Provision for credit losses		(194.7)	—	(194.7)

Net interest revenue, after credit provision		963.6	—	963.6

Non-interest income
Rental income on operating leases		1,031.6	—	1,031.6
Other income		150.6	—	150.6

Total non-interest income		1,182.2	—	1,182.2

Total revenue, net of interest expense and credit provision		2,145.8	—	2,145.8

Non-interest expenses
Depreciation on operating lease equipment		(261.1)	—	(261.1)
Maintenance and other operating lease expenses		(213.6)	—	(213.6)
Operating expenses		(1,283.5)	—	(1,283.5)

Total other expenses		(2,124.9)	—	(2,124.9)

Income from continuing operations before provision income taxes		20.9	—	20.9
Provision for income taxes		(203.5)	—	(203.5)

Loss from continuing operations		(182.6)	—	(182.6)

Basic income per common share
Loss from continuing operations	(1)	$(0.90)	$(0.36)	$(1.26)
Diluted income per common share
Loss from continuing operations	(1)	$(0.90)	$(0.36)	$(1.26)
Average number of common shares—(thousands)
Basic	(1)	201,850	(57,292)	144,558
Diluted	(1)	201,850	(57,292)	144,558

See the accompanying notes to the unaudited pro forma condensed consolidated statement of income.

Note 1. Description of Transactions

On April 4, 2017, the Company completed the CIT Commercial Air sale to Avolon, the international aircraft leasing company and a wholly-owned subsidiary of Bohai Capital Holding Co. Ltd., in exchange for $10.4 billion in cash.

On April 18, 2017, the Company repurchased for cash, by tender offer, $969 million principal amount of its outstanding 5.500% Series C Unsecured Notes due 2019 at 106.125%.

On May 4, 2017, the Company redeemed for cash, at an average price of 102.02%, aggregate $4.84 billion principal amount of all of its outstanding notes listed below:

•	$1.7 billion principal amount 4.250% Senior Unsecured Notes due August 2017;

•	$1.5 billion principal amount 5.250% Senior Unsecured Notes due March 2018;

•	$0.7 billion principal amount 6.625% Series C Unsecured Notes due April 2018; and

•	$1.0 billion principal amount 5.000% Senior Unsecured Notes due May 2018.

On May 24, 2017, the Equity Tender Offer expired, and, based on the preliminary results of the Equity Tender Offer, CIT expects to purchase an aggregate of approximately 57.3 million shares of CIT’s common stock at a purchase price of $48.00 per share.

Note 2. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 and the unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2017 and for the year ended December 31, 2016 presented herein are based on the historical financial statements and give effect to the CIT Commercial Air Sale, debt tender, debt redemptions and equity tender as if the transactions were completed on January 1, 2016 for the unaudited pro forma condensed consolidated statements of income and March 31, 2017 for the unaudited pro forma condensed consolidated balance sheet. Per the definitive agreement, cash proceeds from Avolon are calculated as the sum of the net asset value of CIT Commercial Air plus a premium. Any change in the net asset value of CIT Commercial Air results in an adjustment to the amount of cash proceeds to be received from Avolon. The cash paid out for the debt tender, debt redemptions and equity tender are based on actual pricing of the transactions at settlement date.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods.

The pro forma adjustments are preliminary and are based on available information and certain assumptions that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions in the accompanying unaudited pro forma condensed consolidated financial information.

This unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of CIT as of and for the three-month period ended March 31, 2017 and the year ended December 31, 2016 included in the 2017 First Quarter Form 10-Q and the 2016 Form 10-K.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to the pro forma events that are (i) directly attributable to the CIT Commercial Air Sale, debt tender, debt redemptions and equity tender, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on the consolidated results.

Note 3. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(a) Represents derecognition of CIT Commercial Air balances.

(b) Represents estimated cash proceeds, payments, and settlements as if the CIT Commercial Air Sale was completed on March 31, 2017. This amount does not reflect final net cash proceeds to be realized upon completion of the CIT Commercial Air Sale primarily as a result of the actual closing date being April 4, 2017 as opposed to March 31, 2017 as reflected herein.

Pro forma adjustments to Cash and interest bearing deposits (in millions):
Cash proceeds to be received	$10,389.7
Payment of transaction costs	(36.9)
Payment of contingent employee compensation	(30.1)
Payment of current cash tax liabilities	(78.2)

Net Cash Proceeds	$10,244.5

(c) Represents an increase in Other assets as a result of the CIT Commercial Air Sale. Such increase is the net of (i) the recording of $15.1 million US federal and state deferred tax assets at March 31, 2017, in connection with the sale of CIT Commercial Air and (ii) the receipt of payment of a $4.3 million receivable from Avolon.

(d) Represents an increase in Other liabilities as a result of the CIT Commercial Air Sale. Such increase is the sum of (i) the recognition of a $4.7 million pension liability recorded in relation to executive pension curtailment and special termination benefits, (ii) the recognition of a $2.4 million indemnification liability assumed by CIT relating to selected tax positions and litigation reserves in foreign jurisdictions, and (iii) the recognition of a $4.2 million deferred revenue liability due to prepayment of TSA fees from Avolon.

(e) Represents the accelerated vesting of restricted stock units for exiting CIT Commercial Air employees.

(f) Represents the estimated after tax net gain on the sale of CIT Commercial Air. This amount does not reflect the final amount to be realized upon completion of the CIT Commercial Air Sale primarily as a result of the actual closing date being April 4, 2017 as opposed to March 31, 2017 as reflected herein. The final after tax net gain or loss will be reflected in the historical income statement to be included in CIT’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

Pro forma adjustments to Retained earnings (in millions):
Cash proceeds less net assets of CIT Commercial Air	$198.3
Transaction costs	(36.9)
Contingent employee compensation	(30.1)

Pretax gain on sale	131.3
Income tax expense	(63.1)

After Tax Net Gain on Sale	$68.2

(g) Represents total cash payments for debt tender (settled on April 18, 2017), debt redemption (settled on May 4, 2017) and Equity Tender Offer (expired on May 24, 2017) - includes principal amounts, early debt termination premium, accrued interest and 3rd party fees.

(h) Represents tax benefit - decrease in tax liability due to loss on debt extinguishment at March 31, 2017.

(i) Represents reduction in carrying value of borrowings (outstanding principal net of deferred costs) due to the debt tender and debt redemptions.

(j) Represents after-tax loss on debt extinguishment - a non-recurring expense that is not included in the pro-forma statement of income.

(k) Represents the purchase of equity in the Equity Tender Offer that expired on May 24, 2017.

Note 4. Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments

The CIT Commercial Air Sale, debt tender and debt redemptions do not impact continuing operations and, thus, are not reflected in the pro forma condensed consolidated statements of income.

(l) Represents reduction in common shares outstanding due to the equity tender at a price of $48.00.

RISK FACTORS

The operation of our business, and the economic and regulatory climate in the U.S. and other regions of the world involve various elements of risk and uncertainty. Before making an investment decision, you should carefully consider the risks and uncertainties described below, as well as the risks described under the caption “Risk Factors” in our 2016 Form 10-K and incorporated herein by reference. Additional risks that are presently unknown to us or that we currently deem immaterial may also impact our business.

Risks Relating to the Series A Preferred Stock

The shares of Series A Preferred Stock are equity securities and are subordinate to our existing and future indebtedness; certain of our future indebtedness may restrict the payment of dividends on the Series A Preferred Stock.

The shares of Series A Preferred Stock are equity interests in CIT and do not constitute indebtedness of CIT or any of our subsidiaries. As a result, the Series A Preferred Stock will rank junior to all of our and our subsidiaries’ existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of the Series A Preferred Stock then outstanding. In the event of any liquidation, dissolution or winding up of CIT, holders of the Series A Preferred Stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series ranking senior as to rights upon liquidation, dissolution or winding up.

Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the shares of Series A Preferred Stock (1) dividends are payable only if declared by our board of directors or a duly authorized committee of the board, (2) as a corporation, we are subject to restrictions on payments of dividends and any redemption price out of lawfully available funds and (3) as a bank holding company, our ability to declare and pay dividends is subject to the oversight of the Federal Reserve. In addition, the Series A Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

As of March 31, 2017, our total consolidated liabilities, including indebtedness, were approximately $52.9 billion. We may incur additional debt in the future. Our future indebtedness may restrict the payment of dividends on the Series A Preferred Stock. In addition, the terms of the Series A Preferred Stock do not restrict our business or operations, nor do they restrict our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights of the Series A Preferred Stock described under “Description of the Series A Preferred Stock—Voting Rights” in this prospectus supplement.

Dividends on the Series A Preferred Stock are discretionary and non-cumulative.

Dividends on the Series A Preferred Stock are discretionary and are not cumulative. Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock such as the Series A Preferred Stock, dividends are payable only when, as and if authorized and declared by our board of directors or a duly authorized committee of the board. Consequently, if our board of directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period, holders of the Series A Preferred Stock will not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue or be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preferred Stock or any other preferred stock we may issue. If we do not declare and pay dividends on the Series A Preferred Stock, the market price of the shares of Series A Preferred Stock may decline.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on Series A Preferred Stock.

Additionally, when dividends are not paid in full upon the Series A Preferred Stock and any other securities we have issued or may issue that have dividend rights on parity with the Series A Preferred Stock (whether such dividends are cumulative or non-cumulative), all dividends declared upon the Series A Preferred Stock and such dividend parity securities, if any, will be declared pro rata in proportion to the respective amount of the undeclared and unpaid dividends on the Series A Preferred Stock and all parity stock for such dividend period. Therefore, if we are not paying full dividends on any outstanding parity securities, we will not be able to pay full dividends on the Series A Preferred Stock. We may issue additional securities that rank on parity with the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) without the vote or consent of any holders of Series A Preferred Stock. Currently, we have no shares issued and outstanding that have dividend rights on parity with the Series A Preferred Stock.

We depend on dividends from our subsidiaries for a significant portion of our cash flow, and we may be restricted from paying dividends on or repurchasing our common stock and the Series A Preferred Stock.

CIT is a legal entity separate and distinct from its subsidiaries, including CIT Bank, and relies on dividends from its subsidiaries for a significant portion of its cash flow. Federal banking laws and regulations limit the amount of dividends that CIT Bank can pay to CIT. In particular, the Federal Reserve, Office of the Comptroller of the Currency (“OCC”) and FDIC have authority to prohibit or to limit the payment of dividends by the banking organizations they supervise, including, for example, the parent company, if in the relevant banking regulator’s opinion, payment of a dividend would constitute an unsafe or unsound practice in light of the financial condition of the banking organization, or if the bank would not be at least “adequately capitalized” following the distribution. In addition, bank holding companies, such as CIT, with assets $50 billion or more must develop and submit to the Federal Reserve for review and non-objection an annual capital plan detailing their plans for capital actions, including the payment of dividends on their common or preferred stock, the repurchase of common stock or the redemption or repurchase of preferred stock. If the Federal Reserve objects to our capital plan, or if we do not satisfy applicable capital requirements, our ability to pay dividends or undertake other capital actions may be restricted. We received a qualitative objection to our initial 2016 capital plan. On October 6, 2016, we announced that we had received a “non-objection” from the Federal Reserve to our amended capital plan. We submitted our 2017 capital plan in April 2017. There can be no assurance regarding whether the Federal Reserve will object to our current or future capital plans.

Investors should not expect us to redeem the Series A Preferred Stock when it first becomes redeemable at our option or on any particular date after it becomes redeemable, and our ability to redeem the Series A Preferred Stock will be subject to the prior approval of the Federal Reserve.

The Series A Preferred Stock is a perpetual equity security, meaning that the Series A Preferred Stock has no maturity date or mandatory redemption date and is not redeemable at the option of the holders of the Series A Preferred Stock. We may redeem the Series A Preferred Stock at our option, subject to regulatory approval, (1) either in whole or in part, from time to time, on any dividend payment date on or after June 15, 2022 or (2) in whole but not in part, within 90 days following a “regulatory capital treatment event,” as described below under “Description of the Series A Preferred Stock—Redemption.” Any determination we make at any time to propose a redemption of the Series A Preferred Stock will depend upon a number of factors, including our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.

Our right to redeem the Series A Preferred Stock is subject to any limitations established by the Federal Reserve. Under the Federal Reserve’s risk-based capital rules applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve. There can be no assurance that the Federal Reserve will approve any redemption of the Series A Preferred Stock that we may propose. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Accordingly, investors should not expect us to redeem the Series A Preferred Stock when it first becomes redeemable or on any particular date thereafter. If we redeem the Series A Preferred Stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities bearing similar dividend rates or yields.

We may be able to redeem the Series A Preferred Stock before June 15, 2022, upon a regulatory capital treatment event.

In addition to our ability to redeem the Series A Preferred Stock in whole or in part on June 15, 2022, or any dividend payment date thereafter, we may redeem the Series A Preferred Stock in whole but not in part prior to June 15, 2022, upon the occurrence of certain events involving the capital treatment of the Series A Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “regulatory capital treatment event,” we may redeem the Series A Preferred Stock in whole but not in part. Such a redemption would be subject to the prior approval of the Federal Reserve.

If a “regulatory capital treatment event” occurs, we would have the right, subject to regulatory approval, to redeem the Series A preferred Stock at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. See “Description of the Series A Preferred Stock—Redemption” in this prospectus supplement.

Holders of Series A Preferred Stock will have limited voting rights.

Holders of Series A Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Series A Preferred Stock will have the right to vote in certain circumstances as described under “Description of the Series A Preferred Stock—Voting Rights.” Voting rights will primarily exist in the event of non-payment of dividends under certain circumstances, authorizing classes or series of preferred stock senior to the Series A Preferred Stock and with respect to certain fundamental changes in the terms of the Series A Preferred Stock or as otherwise expressly required by law. See “Description of the Series A Preferred Stock—Voting Rights.”

To the extent that the Series A Preferred Stock is deemed to be voting securities for federal banking regulation purposes, certain regulatory restrictions and consequences may apply to holders of the Series A Preferred Stock, depending, among other things, on their total ownership percentage of voting securities in CIT and their regulatory status. The Series A Preferred Stock will also count as equity in the calculation of total equity securities of CIT owned by a person or group, which may be relevant to determining whether a holder or group of holders controls us in certain circumstances.

The dividend rate on the Series A Preferred Stock will vary commencing on June 15, 2022, and any dividends declared after that date may be less than the initial fixed annual rate of 5.800% in effect until June 15, 2022.

From and including the dividend payment date on June 15, 2022, the dividend rate of the Series A Preferred Stock will be a floating rate based on three-month LIBOR plus a spread of 3.972%. The floating rate may be volatile over time and could be substantially less than the fixed rate. This could result in holders of Series A Preferred Stock experiencing a decline in their receipt of distributions and also could cause a decline in the market price of the Series A Preferred Stock. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

From, and including, June 15, 2022, the Series A Preferred Stock will accrue dividends at a floating rate equal to three-month U.S. dollar LIBOR, as adjusted periodically, plus a fixed margin. This floating rate may be volatile and subject to wide fluctuations in response to factors that are beyond CIT’s control. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Increased regulatory oversight and changes in the method pursuant to which the LIBOR rates are determined may adversely affect the value of the Series A Preferred Stock.

Beginning in 2008, concerns have been expressed that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR rates may have been underreporting the interbank lending rates applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may result from reporting higher interbank lending rates. Regulators and law enforcement agencies from a number of governments have conducted investigations relating to the calculation of LIBOR across a range of maturities and currencies, and certain financial institutions that are member banks surveyed by the BBA in setting daily LIBOR have entered into agreements with the U.S. Department of Justice, the U.S. Commodity Futures Trading Commission or the Financial Services Authority in order to resolve the investigations. In addition, responsibility for the calculation of LIBOR was transferred to ICE Benchmark Administration Limited (the “ICE Administrator”), as independent LIBOR administrator, effective February 1, 2014. It is not possible to predict the effect of changes in the methods pursuant to which the LIBOR rates are determined and any actions taken by the ICE Administrator (or any new administrator of LIBOR that may be appointed), each of which may adversely affect the trading market for LIBOR-based securities, such as the Series A Preferred Stock offered hereby, or may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If any of these changes or actions were to occur and to the extent that the dividend rate of the Series A Preferred Stock is affected by reported LIBOR rates, the value of the Series A Preferred Stock may be affected.

General market conditions and unpredictable factors could adversely affect market prices for the Series A Preferred Stock.

There can be no assurance about the market prices for the Series A Preferred Stock. A variety of factors, many of which are beyond our control, could influence the market price of the Series A Preferred Stock, including:

•	whether we declare or fail to declare dividends on the Series A Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	real or anticipated changes in the credit ratings assigned to the Series A Preferred Stock or our other securities;

•	our creditworthiness;

•	changes in interest rates and expectations regarding changes in rates;

•	our issuance of additional preferred equity;

•	the market for similar securities;

•	developments in the securities, credit and other markets, and developments with respect to financial institutions generally; and

•	economic, financial, corporate, securities market, geopolitical, regulatory or judicial events that affect us, the banking industry or the financial markets generally.

Accordingly, the shares of Series A Preferred Stock that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price the investor paid for such Series A Preferred Stock, and their value may fluctuate significantly.

The Series A Preferred Stock will not be listed on any securities exchange or included in any automated dealer quotation system and may not have an active trading market.

The Series A Preferred Stock is a new issue of securities with no established trading market and will not be listed on any securities exchange or included in any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Series A Preferred Stock, as permitted by applicable laws and regulations. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Even if a secondary market for the Series A Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. In addition, because the Series A Preferred Stock does not have a stated maturity date, investors seeking liquidity in shares Series A Preferred Stock will be limited to selling their shares in the secondary market.

The Series A Preferred Stock may be junior or equal in rights and preferences to preferred stock we may issue in the future.

We do not currently have outstanding preferred stock that ranks equal to or senior to the Series A Preferred Stock. The Series A Preferred Stock, however, may rank junior to other preferred stock we may issue in the future that by its terms is expressly senior in rights and preferences to the Series A Preferred Stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock is required to issue any shares of stock ranking senior in rights and preferences to the Series A Preferred Stock. The terms of any future preferred stock we may issue that is expressly senior to the Series A Preferred Stock may restrict dividend or liquidation payments on the Series A Preferred Stock. Unless dividends for all outstanding preferred stock expressly senior to the Series A Preferred Stock have been declared and paid in full or set aside for payment in full, we may be prohibited from declaring or paying dividends or making any other distributions on, and we may be prohibited from repurchasing, redeeming or otherwise acquiring, directly or indirectly, for consideration, shares of Series A Preferred Stock. This could result in dividends on the Series A Preferred Stock not being paid on any particular dividend payment date. In the event of any liquidation, dissolution or winding up of CIT, the holders of the Series A Preferred Stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full our liabilities and the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. In addition, we may, in the future, issue one or more new series of preferred stock that ranks equally to the Series A Preferred Stock with respect to the payment of dividends or upon liquidation as to liquidation payments.

Additional issuances by us of preferred stock or securities convertible into or exchangeable for preferred stock do not generally require the approval of holders of Series A Preferred Stock and could adversely affect holders of Series A Preferred Stock.

We may, in the future, determine that it is advisable or necessary to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our certificate of incorporation authorizes our board of directors to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our shareholders, including issuing additional shares of Series A Preferred Stock. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, redemption provisions and preferences over the Series A Preferred Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. Although the approval of holders of two-thirds of the then-outstanding shares of the Series A Preferred Stock will be required to issue any equity security ranking senior in rights and preferences to the Series A Preferred Stock, if we issue preferred stock in the future that has preference over, or is equal in preference to, the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series A Preferred Stock, the rights of holders of the Series A Preferred Stock or the market price of the Series A Preferred Stock could be adversely affected. The market price of the shares of Series A Preferred Stock could decline as a result of issuance of these securities, as well as other sales of a large block of shares of Series A Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series A Preferred Stock are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the shares bear the risk that our future offerings will reduce the market price of the shares and dilute their ownership of the Series A Preferred Stock.

Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction.

Distributions paid to a United States holder (as defined in “Material United States Federal Income Tax Considerations” in this prospectus supplement) that is a corporation may be eligible for the dividends-received deduction. Although we have accumulated earnings and profits, if any distributions on the Series A

Preferred Stock with respect to any taxable year fail to qualify as dividends for United States federal income tax purposes because we have insufficient current or accumulated earnings and profits in such taxable year, United States holders would be unable to use the dividends-received deduction. If that were to occur, the market value of the Series A Preferred Stock may decline.

The Series A Preferred Stock is expected to initially be rated below investment grade.

The Series A Preferred Stock is expected to initially be rated below investment grade, and there can be no assurance that it will be rated investment grade in the future or otherwise be upgraded. Further, the Series A Preferred Stock may be subject to a higher risk of price volatility than similar, higher-rated securities. In addition, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities, such as the Series A Preferred Stock.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Series A Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series A Preferred Stock. The credit rating agencies evaluate the financial services industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Series A Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

An investment in the Series A Preferred Stock is not an FDIC insured deposit.

The shares of Series A Preferred Stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience loss with respect to your investment.

USE OF PROCEEDS

We anticipate receiving approximately $318.8 million in net proceeds from the sale of the Series A Preferred Stock, after the underwriters’ discount and estimated fees and expenses. We intend to use the net proceeds from this offering for general corporate purposes, including returning capital to our shareholders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

	Three Months Ended March 31,		Fiscal Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges and preferred stock dividends	1.81x	1.53x	1.03x	1.25x	1.34x	1.38x	—	(1)

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings represent earnings before income taxes plus fixed charges. We do not currently have any shares of preferred stock outstanding and during the historical time periods indicated above, there were no preferred stock dividends payable.

(1)	Earnings were insufficient to cover fixed charges by $419.1 million for the year ended December 31, 2012.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of March 31, 2017, and on an as adjusted basis to give effect, as of such date, to (1) the issuance of the Series A Preferred Stock offered by this prospectus supplement, (2) the sale, on April 4, 2017, of Commercial Air, (3) the redemption, on May 4, 2017, of approximately $4.84 billion of our Senior Unsecured Notes, (4) the purchase of $969 million of Senior Unsecured Notes on April 18, 2017 pursuant to the Debt Tender Offer, and (5) the Equity Tender Offer, which expired on May 24, 2017. No adjustments have been made to reflect normal course operations by us, repayment or issuance of other indebtedness or other developments with our business, after March 31, 2017, and thus the as adjusted information provided below is not indicative of our actual cash position or capitalization at any date. The information presented in the table below should be read in conjunction with the consolidated historical financial statements and notes thereto that are included in our 2016 Form 10-K and our 2017 First Quarter Form 10-Q, each of which is incorporated by reference into this prospectus supplement.

	March 31, 2017
	Actual	As Adjusted
	($ in millions)
Cash and deposits	$6,156.9	$7,947.3

Structured Financings(1)	$1,725.1	$1,725.1
FHLB Advances(1)	2,410.7	2,410.7
Revolving Credit Facility(1)(2)	—	—
Senior Unsecured Notes(1)(3)	10,600.5	4,796.0

Total Long-Term Borrowings	14,736.3	8,931.8
Series A Preferred Stock	—	325.0
Total Common Stockholders’ Equity	10,165.2	7,400.8

Total Capitalization	$24,901.5	$16,657.6

(1)	See Note 6 in the Notes to our consolidated financial statements included in our 2017 First Quarter Form 10-Q, incorporated by reference into this prospectus supplement.

(2)	Excludes approximately $0.1 billion of letters of credit outstanding as of March 31, 2017.

(3)	Consists of the following aggregate principal amount of Senior Unsecured Notes:

	March 31, 2017
	Actual	As Adjusted
	($ in millions)
5.000% Senior Unsecured Notes due May 15, 2017	$252.8	$252.8
4.250% Senior Unsecured Notes due August 15, 2017(1)	1,725.8	—
5.250% Senior Unsecured Notes due March 15, 2018(1)	1,465.0	—
6.625% Senior Unsecured Notes due April 1, 2018(1)	695.0	—
5.000% Senior Unsecured Notes due May 15, 2018(1)	955.9	—
5.500% Senior Unsecured Notes due February 15, 2019(2)	1,750.0	781.0
3.875% Senior Unsecured Notes due February 19, 2019	1,000.0	1,000.0
5.375% Senior Unsecured Notes due May 15, 2020	750.0	750.0
5.000% Senior Unsecured Notes due August 15, 2022	1,250.0	1,250.0
5.000% Senior Unsecured Notes due August 1, 2023	750.0	750.0

Total Senior Unsecured Notes	$10,594.5	$4,783.8

(1)

On May 4, 2017, CIT redeemed 100% of the principal amount. See Note 16 in the Notes to our consolidated financial statements included in our 2017 First Quarter Form 10-Q, incorporated by reference into this prospectus supplement.

(2)

CIT accepted for purchase in the tender offer $969 million of the principal amount. See Note 16 in the Notes to our consolidated financial statements included in our 2017 First Quarter Form 10-Q, incorporated by reference into this prospectus supplement.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following description of our Series A Preferred Stock is a summary, and to the extent inconsistent with the description of our preferred stock included in the accompanying prospectus, this summary supersedes that description. This summary is not complete and is qualified in its entirety by reference to the complete text of our fourth restated certificate of incorporation, as amended (including our Certificate of Designations filed in connection with the creation and designation of the Series A Preferred Stock), and our amended and restated bylaws, copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law and federal laws governing bank holding companies. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions” or in the accompanying prospectus under the heading “Description of Capital Stock.” In this description, the word “CIT” refers only to CIT Group Inc. and not to any of its subsidiaries.

General

Under our certificate of incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, and our board of directors is authorized to establish the rights and privileges with respect to one or more classes or series of preferred stock that we may issue. As of the date hereof, there are no shares of preferred stock issued and outstanding.

Prior to the issuance of the Series A Preferred Stock, we will file with the Delaware Secretary of State a Certificate of Designations, which will have the effect of amending our existing certificate of incorporation to establish the terms of the Series A Preferred Stock. The Certificate of Designations will initially authorize 325,000 shares of Series A Preferred Stock. We may, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock from time to time. We are offering 325,000 shares of the Series A Preferred Stock in connection with this offering.

We will generally be able to pay dividends and distributions upon our liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity and other senior claims). When the shares of Series A Preferred Stock are issued in connection with the offering contemplated by this prospectus supplement, such shares will be fully paid and non-assessable when issued, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series A Preferred Stock.

Holders of Series A Preferred Stock will not have preemptive or subscription rights to acquire more stock of CIT. The Series A Preferred Stock will not be convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities. The Series A Preferred Stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of us for their repurchase, redemption or retirement and will be perpetual unless redeemed at our option.

Ranking

Shares of the Series A Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up, respectively:

•	senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series A Preferred Stock;

•	on parity with, or equally to, with any class or series of our capital stock expressly stated to be on parity with the Series A Preferred Stock; and

•

junior to any class or series of our capital stock expressly stated to be senior to the Series A Preferred Stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock).

Dividends

Dividends on shares of the Series A Preferred Stock are discretionary and will not be cumulative. Holders of the Series A Preferred Stock will be entitled to receive, if, when and as declared by our board of directors, or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends from the original issue date (in the case of the initial dividend period only, as described below) or the immediately preceding dividend payment date, semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017 and ending on June 15, 2022 and, thereafter, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2022 (each such date being referred to herein as a “dividend payment date”). Dividends on each share of Series A Preferred Stock will accrue on the liquidation preference amount of $1,000 per share at a rate per annum equal to 5.800% with respect to each dividend period from and including the original issue date to, but excluding, June 15, 2022 (the “fixed rate period”), and thereafter at a rate per annum equal to the three-month LIBOR (as defined below) on the related dividend determination date plus a spread of 3.972% per annum (the “floating rate period”). In the event that we issue additional shares of Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series A Preferred Stock.

Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors, or any duly authorized committee of the board, that is not less than 15 calendar days or more than 30 calendar days before the applicable dividend payment date.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock and will end on and exclude the December 15, 2017 dividend payment date. Any dividend payable on shares of the Series A Preferred Stock for any dividend period during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends for the initial dividend period will be calculated from the original issue date. Any dividend payable on shares of the Series A Preferred Stock for any dividend period during the floating rate period will be computed on the basis of a 360-day year and the actual number of days elapsed in such dividend period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date applicable to the fixed rate period is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment. If any dividend payment date applicable to the floating rate period is not a business day, then the dividend payment date will be postponed to the next succeeding business day and dividends will accrue to, but exclude the next succeeding business day.

For any dividend period during the floating rate period, three-month LIBOR (the London interbank offered rate) shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period (which we refer to as the “dividend determination date”) in the following manner:

(i)

Three-month LIBOR will be the rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01”, or any successor page, as of 11:00 a.m., London time, on that dividend determination date.

(ii)

If no offered rate appears on Reuters screen page “LIBOR01”, or any successor page, on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m.,

New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then-current dividend period, or, in the case of the first floating rate period, the most recent rate that could have been determined had the floating rate period been applicable prior to the first floating rate period.

The calculation agent then will add three-month LIBOR as determined on the dividend determination date and any applicable spread.

The calculation agent will be appointed prior to June 15, 2022. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at our principal offices, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York. The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

Dividends on shares of the Series A Preferred Stock will not be cumulative. Accordingly, if our board of directors, or a duly authorized committee of the board, does not declare a full dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series A Preferred Stock. Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series A Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us. The Federal Reserve also has the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Federal Reserve policy also states that dividends on capital stock should be paid from current earnings.

Priority of Dividends

The Series A Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or repurchase, redeem or otherwise acquire for consideration any shares of Series A Preferred Stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem or otherwise acquire for consideration, the Series A Preferred Stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding.

So long as any share of Series A Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series A Preferred Stock:

•

no dividend or distribution shall be declared, paid or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any rights under any such plan); and

•

no junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

•

no parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date upon the shares of the Series A Preferred Stock and any shares of parity stock, all dividends declared upon the Series A Preferred Stock and all such parity stock payable on such dividend payment date shall be declared pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series A Preferred Stock and all parity stock payable on such dividend payment date. To the extent a dividend period with respect to any parity stock coincides with more than one dividend period with respect to the Series A Preferred Stock, for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series A Preferred Stock, or shall treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments on such dividend parity stock and the Series A Preferred Stock. To the extent a dividend period with respect to the Series A Preferred Stock coincides with more than one dividend period with respect to any parity stock, for purposes of the first sentence of this paragraph the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such parity stock, or shall treat such dividend period(s) with respect to the Series A Preferred Stock and dividend period(s) with respect to any parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series A Preferred Stock and such parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any parity stock means such dividend periods as are provided for in the terms of such parity stock.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of CIT. Junior stock includes our common stock.

As used in this prospectus supplement, “parity stock” means any other class or series of our capital stock that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of CIT.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock or parity stock shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series A Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series A Preferred Stock.

We may, at our option, redeem the Series A Preferred Stock (1) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2022, or (2) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” in each case at a price equal to $1,000 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on the Series A Preferred Stock prior to the date fixed for redemption, which we refer to as the redemption date. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series A Preferred Stock on or after the date it becomes redeemable at our option.

We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series A Preferred Stock as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

A “regulatory capital treatment event” means the good faith determination by us that, as a result of any:

•

amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series A Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series A Preferred Stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that following redemption, we will continue to hold capital commensurate with its risk.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series A Preferred Stock to be redeemed, by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A Preferred Stock is listed.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series A Preferred Stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities or obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series A Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of our business and affairs, and before we make any distribution of assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series A Preferred Stock with respect to distributions upon our liquidation, dissolution or winding-up, an amount per share equal to the fixed liquidation preference of $1,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series A Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidation distribution on parity with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and the liquidation preference per share of any other capital stock ranking on parity with the Series A Preferred Stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

The Series A Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as provided below and as determined by our board of directors, or a duly authorized committee thereof or as otherwise expressly required by law, the holders of the Series A Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series A Preferred Stock, or any parity stock upon which similar voting rights have been conferred (“special voting preferred stock”), shall have not been declared and paid for an aggregate amount equal to the amount of dividends payable on the Series A Preferred Stock as contemplated herein for any dividend periods that, in aggregate, equal 18 months, whether or not for consecutive dividend periods (which we refer to as a “nonpayment”), the holders of the Series A Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “preferred directors”); provided that our board of directors shall at no time include more than two preferred directors. In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and such special voting preferred stock for which dividends have not been paid shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A Preferred Stock and such special voting preferred stock for dividend periods that in the aggregate equal at least 12 consecutive months following the nonpayment.

If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for dividend periods that, in the aggregate, equal at least 12 consecutive months, following a nonpayment on the Series A Preferred Stock and such special voting preferred stock, the holders of the Series A Preferred Stock and such special voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and the term of office of each preferred director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.

Any preferred director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Series A Preferred Stock and such special voting preferred stock, voting together as a class, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred director (other than prior to the initial election of the preferred directors) may be filled by the written consent of the preferred director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and such special voting preferred stock, voting together as a class, to serve until the next annual meeting of shareholders. The preferred directors shall each be entitled to one vote per director on any matter.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the Series A Preferred Stock are considered “voting securities” currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or our certificate of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series A Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:

•

authorize, create, issue or increase the authorized amount of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution or winding-up, or issue any obligation or security convertible into or exchangeable for evidencing the right to purchase any such class or series of our capital stock;

•

amend, alter or repeal the provisions of our certificate of incorporation, including the Certificate of Designations creating the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; or

•

consummate a binding share-exchange or reclassification involving the Series A Preferred Stock, or sale, conveyance, exchange or transfer of all or substantially all of our assets or business or a merger or consolidation of us with or into another entity, unless in each case, the shares of the Series A Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges and rights of the Series A Preferred Stock, taken as a whole.

When determining the application of the voting rights described in this section, the authorization, creation and issuance, or an increase in the authorized or issued amount of, junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, shall not be deemed to materially and adversely affect the special powers, preferences, privileges or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the transfer agent, registrar, dividend disbursement agent and redemption agent for the Series A Preferred Stock. We will appoint a calculation agent with respect to the Series A Preferred Stock prior to June 15, 2022.

Other Preferred Stock

Under our fourth restated certificate of incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, par value $.01 per share, and our board of directors is authorized to establish the rights and privileges with respect to one or more classes or series of preferred stock that we may issue.

As of the date of this prospectus supplement, and as described in “Description of Preferred Stock” in the accompanying prospectus, we have not issued any series of preferred stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series A Preferred Stock.

The summary is limited to taxpayers who will hold the Series A Preferred Stock as capital assets for tax purposes and who purchase the Series A Preferred Stock in the initial offering at the initial offering price. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt entity;

•	a person that purchases or sells the Series A Preferred Stock as part of a wash sale for tax purposes;

•	a person that owns the Series A Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

•	a United States expatriate; or

•	a person liable for alternative minimum tax.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for United States federal income tax purposes holds the Series A Preferred Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership considering an investment in the Series A Preferred Stock should consult its own tax advisor with regard to the United States federal income tax treatment of an investment in the Series A Preferred Stock.

This discussion does not address any state, local or foreign tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock or any U.S. federal tax consequences other than income tax consequences (such as estate and gift tax consequences). Please consult your own tax advisor concerning the consequences of owning the Series A Preferred Stock in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the United States federal income tax consequences of an investment in the Series A Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series A Preferred Stock and, for United States federal income tax purposes, you are:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y)

has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Distributions on the Series A Preferred Stock

Distributions with respect to our Series A Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series A Preferred Stock, determined separately for each share (and you will reduce your tax basis accordingly), and thereafter as capital gain from the sale or exchange of such Series A Preferred Stock. If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisors regarding the availability of the reduced qualified dividend tax rate in light of their particular circumstances.

Sale or Exchange of the Series A Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series A Preferred Stock (other than by redemption), you will generally recognize capital gain or loss, if any, equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series A Preferred Stock (determined separately for each share). Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Redemption of the Series A Preferred Stock

Redemption of your Series A Preferred Stock generally would be a taxable event. You would be treated as if you had sold your Series A Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether either of these tests has been met, shares of Series A Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must be taken into account under certain circumstances.

If we redeem your Series A Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize taxable gain or loss equal to the amount of cash received by you less your adjusted tax basis in the Series A Preferred Stock redeemed (determined separately for each share). This gain or loss would be long-term capital gain or capital loss if you have held the Series A Preferred Stock for more than one year. Because the determination as to whether either of the alternative tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.

If a redemption does not meet either of the tests described above, you generally would be taxed on the cash you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Series A Preferred Stock and possibly in any shares of other classes of our stock owned by you (determined separately for each share) and thereafter would be treated as capital gain. If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the application of the extraordinary dividend rules (if you are a corporation) and the allocation of your basis between the redeemed shares and any shares of Series A Preferred Stock (or other class of our stock) that you still hold (or are held by a person related to you).

If any dividend received with respect to the Series A Preferred Stock is treated as an “extraordinary dividend,” special rules in the Internal Revenue Code may apply. Generally, a corporate United States holder that receives an extraordinary dividend with respect to the Series A Preferred Stock is required to reduce its adjusted tax basis in such Series A Preferred Stock by the portion of such dividend that is not taxed because of the dividends received deduction and is required to recognize taxable gain to the extent such portion of the dividend exceeds the holder’s adjusted tax basis in such Series A Preferred Stock. A noncorporate United States holder who receives an “extraordinary dividend” would be required to treat any losses on the sale of the Series A Preferred Stock as long-term capital losses to the extent such dividend qualifies as qualified dividend income. You should consult your own tax advisor with respect to the potential application of the “extraordinary dividend” rules.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s “modified adjusted gross income” (or “adjusted gross income” in the case of an estate or trust) for the relevant taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income and its net gains from the disposition of the Series A Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series A Preferred Stock.

United States Alien Holders

This section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock by a United States alien holder. You are a United States alien holder if you are a beneficial owner of a share of the Series A Preferred Stock and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

Distributions on the Series A Preferred Stock

Except as described below, if you are a United States alien holder of the Series A Preferred Stock, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes as discussed above under “United States Holders—Redemption of the Series A Preferred Stock”) paid to you that are not effectively connected with your conduct of a trade or business within the United States will be subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the applicable withholding agent will generally be required to withhold at a 30% rate (rather than at the lower treaty rate) on dividend payments to you, unless you have furnished to such withholding agent:

•

a valid Internal Revenue Service Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Department regulations.

If you are eligible for a reduced rate of United States federal withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a timely refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, an applicable withholding agent generally is not required to withhold tax from the dividends unless an applicable income tax treaty provides otherwise. To be exempt from United States federal withholding tax with respect to any “effectively connected dividends,” you must have furnished to the withholding agent a valid Internal Revenue Service Form W-8ECI or other applicable Form W-8 (or an acceptable substitute form) upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States.

Unless an applicable income tax treaty provides otherwise, “effectively connected” dividends are taxed to United States alien holders on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations (as applicable).

If you are a corporate United States alien holder, you may, under certain circumstances, be subject to an additional “branch profits tax” on your effectively connected earnings and profits (subject to adjustments) at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition or Redemption of the Series A Preferred Stock

If you are a United States alien holder, subject to the discussion below regarding FATCA withholding (as defined below) and backup withholding, you generally will not be subject to United States federal income tax on any gain that you recognize on a disposition (including a redemption that is treated as a disposition for United States federal income tax purposes as discussed above under “United States Holders—Redemption of the Series A Preferred Stock”) of the Series A Preferred Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

If you are a United States alien holder described in the first bullet point immediately above you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate United States alien holder, you may also, under certain circumstances, be subject to an additional “branch profits tax” on your effectively connected earnings and profits (subject to adjustments) at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

If you are an individual United States alien holder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

As discussed above in “United States Holders—Redemption of the Series A Preferred Stock”, certain redemptions may be treated as dividends for United States federal income tax purposes. See “—Distributions on the Series A Preferred Stock”, above, for a discussion of the tax treatment of such redemptions. If an applicable withholding agent is unable to determine whether the redemption should be treated as a distribution in your particular circumstances, such withholding agent may withhold tax at a

30% rate on the full amount you receive (in which case, if you are in fact eligible for disposition treatment, you may be eligible to obtain a refund of any excess tax withheld).

Withholdable payments to foreign financial entities and other foreign entities

A 30% withholding tax generally will be imposed on certain payments to certain foreign financial institutions, investment funds and other non-U.S. persons if such persons fail to comply with information reporting and other requirements (“FATCA withholding”), whether such persons hold the Series A Preferred Stock as beneficial owners or as intermediaries. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. You could be affected by this withholding with respect to your Series A Preferred Stock if you are subject to the information reporting and other requirements and fail to comply with them or if you hold Series A Preferred Stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). Withholding will not apply to payments of gross proceeds from a sale or other disposition of our Series A Preferred Stock before January 1, 2019, unless such payments are treated as a dividend (as discussed above). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup withholding and information reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale or other disposition of Series A Preferred Stock effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, applicable withholding agents are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale or other disposition of preferred stock effected at a United States office of a broker provided that either (i) the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the applicable withholding agent may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale or other disposition of Series A Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale or other disposition effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale or other disposition within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale or other disposition has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a timely refund claim with the Internal Revenue Service.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES A PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Internal Revenue Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those persons and penalties and liabilities under ERISA and the Internal Revenue Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non- ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code but may be subject to provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the foregoing provisions of ERISA or the Internal Revenue Code (“Similar Laws”).

The acquisition or disposition of the securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the securities offered hereby. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither the issuer of securities offered hereby nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities offered hereby should not be acquired by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA or the Internal Revenue Code or similar violation of any applicable Similar Laws.

Any purchaser of the securities offered hereby or any interest therein will be deemed to have represented by its acquisition of the securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the securities offered hereby on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition of the securities offered hereby will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.

UNDERWRITING

Morgan Stanley & Co. LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the representatives of the underwriters, we have agreed to issue and sell to the underwriters, and each of the underwriters through their representatives has agreed, severally and not jointly, to purchase from us, the respective number of shares of Series A Preferred Stock set forth opposite the name of each underwriter below.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	91,195
Barclays Capital Inc.	74,100
Credit Suisse Securities (USA) LLC	74,100
Citigroup Global Markets Inc.	17,121
Credit Agricole Securities (USA) Inc.	17,121
Deutsche Bank Securities Inc.	17,121
J.P. Morgan Securities LLC	17,121
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	17,121

Total	325,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series A Preferred Stock sold under the underwriting agreement, if any Series A Preferred Stock is purchased. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of the Series A Preferred Stock may be terminated.

We have agreed to indemnify the underwriters, their controlling persons and any affiliate of such underwriter that is acting as a selling agent of such underwriter in connection with the distribution of Series A Preferred Stock against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters (and their respective affiliates and controlling persons) may be required to make in respect of those liabilities.

The underwriters are offering the Series A Preferred Stock, subject to prior sale, when, as and if issued to, and accepted by, them, subject to approval of legal matters by their counsel, including the validity of the Series A Preferred Stock and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the underwriting discounts to be paid by the Company in connection with this offering. The underwriting discount is the difference between the public offering price and the amount the underwriters pay to us to purchase the Series A Preferred Stock. The underwriting discount is as follows:

Per Share	$17.538
Total	$5,699,850

The underwriters have advised us that the underwriters propose initially to offer the Series A Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price, less a concession not in excess of $10.00 per share. The underwriter may allow, and such dealers may reallow, a discount not in excess of $5.00 per share to other dealers. After the initial offering, the public offering price, concession, discounts or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $545,000 and are payable by us.

The Series A Preferred Stock is a new issue of securities with no established trading market. We do not intend to apply for listing of the Series A Preferred Stock on any national securities exchange or for inclusion of the Series A Preferred Stock on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Series A Preferred Stock, as permitted by applicable laws and regulations. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Series A Preferred Stock or that an active public market for the Series A Preferred Stock will develop or, if developed, that it will continue. If an active public trading market for the Series A Preferred Stock does not develop or, if developed, continue, the market price and liquidity of the Series A Preferred Stock may be adversely affected. If the Series A Preferred Stock is traded, it may trade at a discount from its initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We have agreed that we will not, from the date of this prospectus supplement through the date which is 30 days after such date, without first obtaining the prior written consent of Morgan Stanley & Co. LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any preferred securities of the Company or securities exchangeable for, or convertible into, preferred securities of the Company, except for the Series A Preferred Stock sold to the underwriters pursuant to the underwriting agreement.

In connection with the offering, the underwriters may purchase and sell the Series A Preferred Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Series A Preferred Stock than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Series A Preferred Stock in the open market. A short position is more likely to be created, if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series A Preferred Stock or preventing or retarding a decline in the market price of the Series A Preferred Stock. As a result, the price of the Series A Preferred Stock may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided, and may in the future provide, investment banking, commercial banking, financial advisory and other services to us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Certain of the underwriters and/or their affiliates have acted as arrangers and/or lender of our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates have hedged and/or may in the future hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Stock. Any such credit default swaps or short positions could adversely affect future trading prices of the Series A Preferred Stock.

We expect that delivery of the Series A Preferred Stock will be made to investors against payment thereof on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Preferred Stock on the date of this prospectus supplement will be required, by virtue of the fact that the Series A Preferred Stock will initially settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Notice to Prospective Investors

The underwriters intend to offer the Series A Preferred Stock for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Series A Preferred Stock for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of Series A Preferred Stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Series A Preferred Stock shall require the company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of Series A Preferred Stock in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Series A Preferred Stock. Accordingly, any person making or intending to make an offer in that Relevant Member State of Series A Preferred Stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Series A Preferred Stock in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Series A Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series A Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe the Series A Preferred Stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on, or relied on, in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Additionally, each underwriter has represented, warranted and agreed that: (a) it has communicated or caused to be communicated and will communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Series A Preferred Stock only in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series A Preferred Stock in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Series A Preferred Stock will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Series A Preferred Stock may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Series A Preferred Stock with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Series A Preferred Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series A Preferred Stock offered should conduct their own due diligence on the Series A Preferred Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series A Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF SECURITIES

The validity of the Series A Preferred Stock offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the Underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CIT GROUP INC.

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

CIT Group Inc. may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, or any combination thereof. The IMB Holdco LLC interest holders listed on the signature pages (the “OneWest Holders”) to the Stockholders Agreement, dated July 21, 2014 (the “Stockholders Agreement”), among CIT Group Inc. and the OneWest Holders, or in certain cases, other permitted transferees of registration rights held by the OneWest Holders (any such permitted transferees, together with the OneWest Holders, the “Selling Securityholders”) may offer and sell shares of common stock issued in connection with the Stockholders Agreement, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or any Selling Securityholder may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. See “Plan of Distribution.”

We will provide the specific terms and prices of the securities that we may offer and the names of any underwriters, dealers or agents involved in the sale of any securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CIT”.

Investing in these securities involves risks. See “Risk Factors” on page 7 of this prospectus, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

These securities are not bank deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, instrumentality or authority.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2015

Neither we nor any Selling Securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectuses prepared by, or on behalf of, us or to which we have referred you. Neither we nor any Selling Securityholder, underwriter, dealer or agent takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any of the securities.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf-registration process or continuous offering process. Under this shelf-registration or continuous offering process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, and any Selling Securityholder may sell our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we or any Selling Securityholder may offer. Each time we or any Selling Securityholder sell or issue securities, we will provide a prospectus supplement, and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. References to a prospectus supplement in this prospectus may also refer to an applicable pricing supplement. Such prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. Such prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in such prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site www.sec.gov or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our” and “the company” refer to CIT Group Inc. and not any of its subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.cit.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished (such as information furnished pursuant to Item 2.02 or 7.01 of Form 8-K), under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014 (the “2013 10-K”);

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the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2013, provided in our Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, filed on April 3, 2014;

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our Quarterly Reports on Form 10-Q for the period ending March 31, 2014, filed on May 9, 2014, for the period ending June 30, 2014, filed on August 6, 2014, and for the period ending September 30, 2014, filed on November 7, 2014;

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our Current Reports on Form 8-K filed on January 22, 2014, January 28, 2014 (excluding Item 7.01 and Exhibit 99.3), February 19, 2014, February 19, 2014, April 16, 2014, April 17, 2014, April 23, 2014, April 29, 2014 (excluding Item 7.01 and Exhibit 99.2), May 15, 2014, June 25, 2014 (excluding Item 7.01 and Exhibit 99.1), July 16, 2014, July 22, 2014 (excluding Item 7.01 and Exhibit 99.2), July 25, 2014, August 4, 2014, October 9, 2014, October 9, 2014, October 10, 2014 and October 28, 2014 (excluding Item 7.01 and Exhibit 99.2); and

•	our Registration Statement on Form 8-A, filed on December 9, 2009 (to the extent not superseded by the information contained herein under the caption “Description of Capital Stock”).

You may request a copy of these filings at no cost from our Investor Relations Department, 11 West 42nd Street, New York, New York 10036, toll free telephone 1-866-54-CITIR (1-866-542-4847), or you may obtain them from our website www.ir.cit.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement, and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

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our liquidity risk and capital management, including our capital plan, leverage, capital ratios and credit ratings, our liquidity plan, and our plans and the potential transactions designed to enhance our liquidity and capital, and for a return of capital,

•	our plans to change our funding mix and to access new sources of funding to broaden our use of deposit taking capabilities,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	our funding, borrowing costs and net finance revenue,

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our operational risks, including success of systems enhancements and expansion of risk management and control functions, our mix of portfolio asset classes, including growth initiatives, new business initiatives, new products, acquisitions and divestitures, new business and customer retention,

•	legal risks, including those related to the enforceability of our agreements and to changes in laws and regulations,

•	our growth rates,

•	our commitments to extend credit or purchase equipment, and

•	how we may be affected by legal proceedings.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors, in addition to those disclosed under the caption “Risk Factors” beginning on page 7 of this prospectus and under the caption “Risk Factors” in our 2013 10-K that could cause such differences include, but are not limited to:

•	capital markets liquidity,

•	risks of and/or actual economic slowdown, downturn or recession,

•	industry cycles and trends,

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks,

•	adequacy of reserves for credit losses,

•	risks inherent in changes in market interest rates and quality spreads,

•	funding opportunities, deposit taking capabilities and borrowing costs,

•	conditions and/or changes in funding markets and our access to such markets, including secured and unsecured term debt and the asset-backed securitization markets,

•	risks of implementing new processes, procedures, and systems,

•	risks associated with the value and recoverability of leased equipment and lease residual values,

•	risks of achieving the projected revenue growth from new business initiatives or the projected expense reductions from efficiency improvements,

•	application of fair value accounting in volatile markets,

•	application of goodwill accounting in a recessionary economy,

•	changes in laws or regulations governing our business and operations, or affecting our assets, including our operating lease equipment,

•	changes in competitive factors,

•	demographic trends,

•	customer retention rates,

•	our ability to complete any announced acquisition, and if completed, our ability to integrate operations and to realize the full extent of the anticipated benefits of any acquisition,

•	future acquisitions and dispositions of businesses or asset portfolios, and

•	regulatory changes and/or developments.

Any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors included in the prospectus supplement or incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of any securities for general corporate purposes and/or to refinance outstanding indebtedness. CIT has not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries.

We will not receive any of the proceeds from the sale of shares of common stock by any Selling Securityholder.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. The following description of the indentures and our debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in amendments to the registration statement of which this prospectus is a part and in prospectus supplements. The material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to each series of debt securities will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. Thus, the statements in this section may not apply to your securities. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, any amendments to the registration statement of which this prospectus is a part, the prospectus supplement relating to that particular series and the provisions of the applicable indenture, as supplemented, pursuant to which the particular series of debt securities is issued.

General

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities. We may issue an unlimited aggregate principal amount of senior debt securities pursuant to the indenture, dated as of March 15, 2012 (the “Senior Indenture”), among CIT and Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. The Senior Indenture may be supplemented from time to time. Unless otherwise specified in the prospectus supplement relating to the securities of any given series, the senior debt securities will not be secured by any property or assets of CIT. Thus, by owning a senior debt security, you are one of our unsecured creditors.

We may issue subordinated debt securities pursuant to a subordinated debt indenture that we may enter into between us and a bank, trust company or other financial instruction as trustee and paying agent, security registrar and authenticating agent (the “Subordinated Indenture”). We will describe the Subordinated Indenture under which we issue any subordinated debt securities in the applicable prospectus supplement, and we will file that Subordinated Indenture with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. Such Subordinated Indenture may be supplemented from time to time.

We urge you to read the Senior Indenture and any Subordinated Indenture, including any supplements, in their entirety because the applicable indenture, and not this description, will define your rights as a beneficial holder of debt securities.

We are a Holding Company

We conduct a substantial portion of our operations primarily through our subsidiaries, and our subsidiaries hold a substantial portion of our assets. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the cash flow and earnings of our subsidiaries and the distribution or other payment of these cash flows and earnings to us in the form of dividends, loans or advances and repayment to us of loans and advances made to our subsidiaries by us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of such subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

Senior Debt Securities

The following summary of the material provisions of the Senior Indenture is qualified in its entirety by the provisions of the Senior Indenture, including definitions of certain terms used in the Senior Indenture.

Senior debt securities will rank equally in right of payment with our other senior indebtedness and ahead in right of payment of our subordinated debt securities. Any of our secured indebtedness will rank ahead in liquidation of the senior debt securities to the extent of the value of the assets securing such indebtedness.

Issuance in Series

We may issue the senior debt securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount. The prospectus supplement relating to any series of senior debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term debt securities;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

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if such debt securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

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if any of such debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global security may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in the Senior Indenture, and (iii) the name of the Depositary or the U.S. Depositary, as the case may be, with respect to any such global debt security;

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if any of such debt securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

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if any of such debt securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive debt securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

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the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

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if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at CIT’s option;

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provisions specifying whether CIT will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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if other than the principal amount, the percentage of the principal amount (or the method by which such percentage will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

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provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Legal Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the Senior Indenture.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

We may from time to time, without the consent of the existing holders of the debt securities, create and issue additional debt securities of any series having the same terms and conditions as the previously issued debt securities of such series in all respects, except for the issue date, and in some cases the issue price and the first interest payment date, either of which may differ from the respective terms of the previously issued debt securities of that series; provided that any additional debt securities will only have the same CUSIP number as the original securities if they are fungible with the original securities for U.S. federal income tax purposes.

Certain Covenants Applicable to Senior Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following covenants will apply with respect to each series of senior debt securities issued under the Senior Indenture.

Negative Pledge Applicable to Senior Debt Securities

The Senior Indenture does not limit the amount of other securities that CIT or its subsidiaries may issue. However, the Senior Indenture contains a “Negative Pledge” that provides that after the date of the execution and delivery of the supplemental indenture and so long as any senior debt securities shall be outstanding, CIT will not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a “Lien”) any of its property or assets to secure Indebtedness for money borrowed, incurred, issued, assumed or guaranteed by CIT without thereby expressly securing the due and punctual payment of the principal of and interest on the senior debt securities equally and ratably with any and all other Indebtedness for borrowed money secured by such Lien, so long as any such other Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

•	Liens existing on the Issue Date;

•	CIT from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any of its Subsidiaries;

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CIT (i) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, Capital Stock or Indebtedness acquired by CIT prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock, Indebtedness or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by CIT, or (iii) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with CIT (or becomes a Subsidiary of CIT) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to CIT;

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker’s compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens securing its obligations under letters of credit, Rate Management Transactions, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations, in each case, incurred in the ordinary course of business;

•	CIT from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by CIT primarily for use in the conduct of its business;

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CIT from entering into any arrangement with any Person providing for the leasing by CIT of any property or assets, which property or assets have been or will be sold or transferred by CIT to such Person with the intention that such property or assets will be leased back to CIT, if the obligations in respect of such lease would not be included as liabilities on its consolidated balance sheet;

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with its engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by CIT at the time of or at any time after, the purchase or other acquisition by CIT of the properties subject to such leases;

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CIT from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of its business that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on its consolidated balance sheet, or (B) Liens created by CIT in connection with any transaction intended by CIT to be a sale of its property or assets, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

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CIT from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

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any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal, refinancing or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed, refinanced or replaced (plus improvements on such property); and

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CIT from creating, incurring or suffering to exist any other Liens not otherwise permitted by any of the foregoing clauses above; provided that the maximum amount of Indebtedness secured by Liens in reliance on this clause shall not exceed, at the time of and after giving effect to the incurrence of any Indebtedness secured by a Lien in reliance on this clause, an amount equal to the greater of $900 million or 10% of the excess of its consolidated total assets over its consolidated liabilities, as shown on its balance sheet for the most recent fiscal quarter for which financial statements are publicly available in accordance with generally accepted accounting principles at the date of measurement.

For the purposes of this covenant described under the caption “Negative Pledge,” any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien.

Nothing contained in this covenant described under the caption “Negative Pledge” or in the Senior Indenture shall prevent or be deemed to prohibit the creation, assumption or guaranty by CIT of any Indebtedness not secured by a Lien or the issuance by CIT of any debentures, notes or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

The entry by CIT into any contract, document, agreement or instrument (which shall include bank credit facilities, Rate Management Transactions and loan agreements), in the ordinary course of business or otherwise, which contract, document agreement or instrument may provide for or contain a right of set-off or other similar right between CIT and such other party to the contract, document agreement or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in the Senior Indenture.

Consolidation, Merger or Sale

CIT will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not CIT is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of CIT and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

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either: (a) CIT is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CIT) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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the Person formed by or surviving any such consolidation or merger (if other than CIT) or the Person to which such sale, assignment, transfer, conveyance or other applicable disposition has been made assumes by contract or operation of law all the obligations of CIT under the debt securities and the Senior Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

•	immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

This “Consolidation, Merger or Sale” covenant will not apply to:

•	a merger of CIT with an Affiliate solely for the purpose of reincorporating CIT in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among CIT and its Subsidiaries.

Events of Default

Each of the following is an “Event of Default” with respect to each series of senior debt securities:

•	default for 30 days in the payment when due of interest on the debt securities of such series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of such series;

•	failure for 3 business days by CIT to comply with the provisions described under the caption “—Certain Covenants—Consolidation, Merger or Sale”;

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failure by CIT for 60 days after written notice to CIT by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series outstanding voting as a single class to comply with any of the other agreements in the Senior Indenture;

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default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CIT (or the payment of which is guaranteed by CIT), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

•	is a Payment Default; or

•	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

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failure by CIT to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and

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(x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against CIT in an involuntary case; (B) appoints a Bankruptcy Custodian of CIT or for all or substantially all of the property of CIT; or (C) orders the liquidation of CIT; and the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by CIT of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by CIT to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by CIT of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of CIT under any such applicable law, or the consent by CIT to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of CIT or any substantial part of the property of CIT or the making by CIT of an assignment for the benefit of creditors, or the taking of corporate action by CIT in furtherance of any such action or the admitting in writing by CIT of its or their inability to pay its debts generally as they become due.

In the case of an Event of Default relating to bankruptcy proceedings, all outstanding senior debt securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of any series, by notice to CIT, may declare all the senior debt securities of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding senior debt securities of any series may direct the Trustee in its exercise of any trust or power with respect to such series. The Trustee may withhold from holders of the senior debt securities notice of any continuing Default or Event of Default so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers (as defined in the Senior Indenture) of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior debt securities of such series, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Indenture at the request or direction of any holders of senior debt securities unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a debt security of such series may pursue any remedy with respect to the Senior Indenture or such senior debt securities unless:

•	such holder has previously given the Trustee notice that an Event of Default is continuing;

•	holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the Trustee to pursue the remedy;

•	such holders of senior debt securities have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•

holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of any series by notice to the Trustee may, on behalf of the holders of all of the debt securities of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Senior Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the debt securities of such series.

CIT is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture. Within 30 days after becoming aware of any Default or Event of Default, CIT is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Amendment, Supplement and Waiver

Except as provided in the succeeding paragraphs, the Senior Indenture and the senior debt securities may be amended or supplemented as they relate to any series of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing Default or Event of Default or compliance with any provision of the Senior Indenture or the instruments evidencing debt securities with respect to any series may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of senior debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt securities or reduce the redemption price of any debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt securities;

•

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding senior debt securities and a waiver of the Payment Default that resulted from such acceleration);

•	make any debt securities payable in money other than U.S. dollars;

•

make any change in the provisions of the Senior Indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt securities; or

•	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of debt securities, CIT and the Trustee may amend or supplement the Senior Indenture or the senior debt securities:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption of CIT’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of CIT’s assets;

•

to make any change that would provide any additional rights or benefits to the holders of such debt securities, increase the interest rate applicable to any series of the debt securities or that does not adversely affect the legal rights under the Senior Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to conform the text of the Senior Indenture or the senior debt securities to any provision of this “Description of Debt Securities” or “Description of Notes” in a prospectus supplement applicable to any series of senior debt securities; and

•	to provide for the issuance of additional senior debt securities in accordance with the limitations set forth in the Senior Indenture as of the date of the Senior Indenture.

The consent of the holders of senior debt securities is not necessary under the Senior Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Legal Defeasance and Covenant Defeasance

CIT may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior debt securities of any series (“Legal Defeasance”) except for:

•

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

•

CIT’s obligations with respect to the debt securities of such series concerning issuing temporary certificates for the debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee, and CIT’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance provisions of the Senior Indenture.

In addition, CIT may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Senior Indenture with respect to the senior debt securities of any series (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the debt securities of such series. In the event

Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior debt securities of any series:

•

CIT must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, premium, if any, on, the then outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CIT must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) CIT has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Senior Indenture) to which CIT is a party or by which CIT is bound;

•

CIT must deliver to the Trustee an officer’s certificate stating that the deposit was not made by CIT with the intent of preferring the holders of the debt securities of such series over the other creditors of CIT with the intent of defeating, hindering, delaying or defrauding any creditors of CIT or others; and

•

CIT must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Senior Indenture will be discharged and will cease to be of further effect as to all senior debt securities of any series issued thereunder, when:

(1) either:

(i) all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

(ii) all debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and CIT has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the debt securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(2) with respect to such series of debt securities, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which CIT is a party or by which CIT is bound;

(3) CIT paid or caused to be paid all sums payable by it under the Senior Indenture with respect to the debt securities of such series; and

(4) CIT has delivered irrevocable instructions to the Trustee under the Senior Indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or on the redemption date, as the case may be.

In addition, CIT must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee Under the Senior Indenture

Wilmington Trust, National Association will act as Trustee under the Senior Indenture, as permitted by the terms thereof. At all times, the Trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The Trustee may resign at any time by giving us written notice or may be removed as Trustee with respect to any series of outstanding senior debt securities:

•	by act of the holders of a majority in principal amount of such series of outstanding debt securities; or

•

if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as Trustee; or (iv) a court takes certain actions with respect to such Trustee relating to bankruptcy, insolvency or reorganization.

If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the Trustee for any cause, CIT, by or pursuant to a board resolution, will promptly appoint a successor Trustee or Trustees with respect to the debt securities of such series. CIT will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the Trustee with respect to the debt securities of such series and each appointment of a successor Trustee. Upon the appointment of any successor Trustee, CIT, the retiring Trustee and such successor Trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the relevant series of debt securities.

The Trustee may be contacted at the following address: 166 Mercer Street, Suite 2R, New York, NY 10012.

Wilmington Trust, National Association and certain of its affiliates have in the past and may in the future provide banking, investment and other services to CIT. A trustee under the Senior Indenture may act as trustee under any of CIT’s other indentures, including the Subordinated Indenture.

New York Law to Govern

The Senior Indenture is governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Certain Definitions Applicable to the Senior Indenture

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. In no event shall any Person acquired or formed in connection with a workout, restructuring or foreclosure in the ordinary course of business be considered an “Affiliate” of CIT or any of its Subsidiaries.

“Bankruptcy Custodian” means any receiver, Trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to the Senior Indenture which is payable to bearer.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than obligations not for borrowed money and other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual statutory Liens arising in the ordinary course of business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) that portion of capitalized lease obligations that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by us to any of its Subsidiaries or by any Subsidiary to CIT or by any Subsidiary to any other Subsidiary or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of the Senior Indenture, and (vii) obligations for which such Person is obligated in respect of a letter of credit.

For purposes of the Senior Indenture, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statement of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) to the extent (I) primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial or operating assets which have been sold or transferred by CIT or any Subsidiary in securitization or secured financing transactions and (II) such sale or transfer of receivables, leases or other financial or operating assets is treated as a true sale for legal purposes (irrespective of whether such sale or transfer is accounted for as a sale under generally accepted accounting principles or for tax purposes). It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person’s maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Issue Date” means, with respect to debt securities of any series, the original issue date of such debt securities.

“Payment Default” means a default caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of any applicable grace period on the date of such default.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by CIT which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.

“Registered Security” means any Security in the form established pursuant to the Senior Indenture which is registered in a Security Register.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting, agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

DESCRIPTION OF CAPITAL STOCK

A brief summary of some of the provisions of our amended and restated certificate of incorporation, amended and restated by-laws and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares, including: (i) 600,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. The number of authorized shares of capital stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of stockholders entitled to vote voting together as a single class. As of December 31, 2014, we had outstanding 180,982,194 shares of our common stock, held of record by 10 stockholders, including Cede & Co., the nominee of The Depository Trust Company, through which shares held in “street name” are held, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors; consequently, the holders of a majority of the shares of common stock outstanding have the power to elect all of the directors then standing for election. Except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of two-thirds of our outstanding capital stock entitled to vote in the election of directors: (i) amending, repealing or adopting of by-laws by the stockholders; (ii) removing directors (which is permitted for cause only); and (iii) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of our common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to our common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock that our Board of Directors may create, from time to time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and rights of the shares of each series, including:

•	the number of shares constituting each series;

•	the voting powers;

•	terms of redemption provisions, including any restrictions on redemption while dividends are in arrears;

•	terms of, and conditions upon, dividends payable to holders;

•	rights and preferences upon liquidation, dissolution or winding-up; and

•	conversion and exchange rights.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Certain Anti-Takeover Provisions of Our Amended and Restated Certificate of Incorporation and Applicable Law

Certain provisions of our amended and restated certificate of incorporation and Delaware law applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our amended and restated certificate of incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who together with affiliates and associates (i) owns 15% or more of a corporation’s voting stock or (ii) is an affiliate or associate of a corporation and was owner of 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, (a) shares owned by persons who are directors and officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. An amendment to the certificate of incorporation or by-laws of a corporation in order to “opt out” of Section 203 will not be effective until 12 months after adoption of such amendment. The “opt out” of Section 203 will not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to the adoption of such amendment. A by-law amendment adopted in order to “opt out” of Section 203 may not be further amended by the board of directors. We have not elected to “opt out” of Section 203.

Exclusive Forum

Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated by-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, (i) for liability under Section 174 of the DGCL, (ii) for any breach of the director’s duty of loyalty to us or our stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which such director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care unless permitted under the DGCL.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding.

In addition, we have entered into indemnification agreements with each of our directors and officers pursuant to which we will agree to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholders Agreement

Concurrent with our entry into the Agreement and Plan of Merger to acquire OneWest, we entered into a Stockholders Agreement with OneWest Holders, who collectively own over 90% of OneWest’s common interests. Pursuant to the Stockholders Agreement, the OneWest Holders agreed not to, directly or indirectly, without the Company’s written consent, (i) form a “group” with other OneWest Holders with respect to any of our voting securities, (ii) otherwise act with other OneWest Holders to seek to control or influence our Board of Directors or management or policies, (iii) publicly disclose any intention or plan prohibited by or inconsistent with (i) and (ii), (iv) transfer any shares of our common stock received in the merger for 90 days following the closing of the merger, subject to certain exceptions, (v) transfer more than half of each OneWest Holder’s shares of our common stock received in the merger for 180 days following the closing of the merger, subject to certain exceptions, or (vi) transfer any shares of our common stock received in the merger to a person or group who, to the knowledge of such OneWest Holder, would beneficially own 5% or more of the outstanding common stock following such transfer, subject to certain exceptions. The restrictions on each OneWest Holder remain in effect until such OneWest Holder owns 20% or less of the shares of our common stock received by such OneWest Holder in the merger.

Pursuant to the Stockholders Agreement, within 90 days following the closing of the merger, we are required to file one or more registration statements with the SEC covering the public resale of common stock beneficially owned by the OneWest Holders (the “registrable securities”). Following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities may request that we effect an underwritten offering of the registrable securities (a “takedown request”). We will not be obligated to effect more than one takedown request. If we are no longer eligible to use an automatic shelf registration statement as defined in Rule 405 under the Securities Act following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities may request that we file a registration statement and effect an underwritten offering of the registrable securities (a “demand registration”). We will not be obligated to effect more than one demand registration. In addition, following such 90th day after the closing of the merger, the OneWest Holders will have certain “piggyback” registration rights, pursuant to which they will be entitled to register the resale of its registrable securities alongside any offering of our common stock or other equity interests that we may undertake. The amount of securities we may offer may be subject to “cutback” in certain such registered offerings. These registration rights may be transferred by the OneWest Holders to any person or group to which transfer is permitted under the Stockholders Agreement. We will be responsible for the expenses associated with any sale under the agreement by the OneWest Holders, except for their legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. We agreed to indemnify the OneWest Holders in connection with certain Securities Act and Exchange Act liabilities. The Stockholders Agreement will terminate at such time as no registrable securities remain outstanding.

Listing

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CIT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 43006, Providence, Rhode Island 02940.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the senior debt securities, subordinated debt securities, common stock and preferred stock (together, the “Securities”) that we may offer. It is the opinion of Sullivan & Cromwell, LLP, counsel to the Company. It applies to you only if you acquire Securities in an initial offering and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You are a United States holder if, for United States federal income tax purposes, you are a beneficial owner of a Security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has made a qualified election to be treated as a United States person.

You are a non-United States holder if, for U.S. federal income tax purposes, you are the beneficial owner of a Security and you are:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If an entity treated as partnership for United States federal income tax purposes holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Please consult your own tax advisor concerning the consequences of owning these Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection deals only with fixed rate debt securities denominated in U.S. dollars, that are due to mature more than one year but 30 years or less from the date on which they are issued and are not

“contingent payment debt instruments” for United States federal income tax purposes. The United States federal income tax consequences of owning any other debt securities will be discussed in an applicable prospectus supplement.

This subsection does not deal with (i) debt securities that are convertible into other securities of the Company and/or exchangeable for securities of the Company or other issuers; (ii) debt securities with respect to which less than the principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities; (iii) debt securities that are issued upon the exercise of warrants; (iv) debt securities with respect to which any event of default is deleted, modified or added; and (v) Bearer Securities. The United States federal income tax consequences of owning such debt securities will be discussed in the applicable prospectus supplement.

If you purchase debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of the debt securities in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

United States Holders

This subsection describes certain U.S. federal income tax consequences to a United States holder (as defined above). If you are a non-United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount note that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States federal income tax purposes.

Original Issue Discount

General. A note is treated as being issued at an original issue discount if the amount by which the note’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note’s stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note.

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the note.

Generally, if your discount note matures more than one year from its date of issue, you would include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your note, other than any payment of qualified stated interest, and

•	your note’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

•	the issue price of your note would equal your cost,

•	the issue date of your note would be the date you acquired it, and

•	no payments on your note would be treated as payments of qualified stated interest.

You should consult your tax advisor regarding the consequences of making this election.

Purchase, Sale, Retirement and Other Disposition of Debt Securities

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid stated interest (which will be treated as interest payments), and your adjusted tax basis in your debt security. Your tax basis in your debt security is generally the cost you paid for the debt security, increased by any OID (net of any acquisition premium) included in your income. Such gain or loss will be capital gain or loss. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income (including any accrued OID) and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Non-United States Holders

This subsection describes certain U.S. federal income and estate tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.

Under United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a non-United States holder of a debt security:

•	we and other U.S. payors generally would not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest (including any OID) to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the Company through stock ownership,

3.	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code, and

4.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.

you have furnished to the U.S. payor an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•

in the case of payments of interest, if you cannot meet any of the requirements listed above, such interest payments will generally be subject to withholding of United States federal income tax at a rate of 30%, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from (or reduction in) withholding under an applicable income tax treaty or a properly executed IRS Form W-8ECI claiming that the interest is effectively connected with your conduct of a United States trade or business. Such “effectively connected” interest will be taxed as described below.

•

any gain that you realize on the sale or exchange of your debt security generally is not subject to U.S. federal income tax unless (i) you are an individual and are present in the United States for 183 or more days in the taxable year of the sale or exchange and certain other conditions exist, in which case any such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) or (ii) such gain is effectively connected with your conduct of a United States trade or business (which will be taxed as described below).

•

with respect to any interest or gain that is effectively connected with your conduct of a United States trade or business, you will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation that is engaged in a trade or business in the United States, you may be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Federal Estate Taxes

A debt security held by an individual who at death is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. Payments of interest that you receive in respect of the debt securities if you are, or hold your debt securities through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your debt securities through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and, (2) if you are, or hold your debt securities through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect U.S. owners. Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2017. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. You should consult your own tax advisors regarding the relevant U.S. law, intergovernmental agreements and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest (including accrual of any OID) on your debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, we and other payors are required to report payments of interest (including any OID) on your debt securities on IRS Form 1042-S. Payments of principal, premium or interest made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “—Non-United States Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale (including a retirement or redemption) of debt securities effected at a United

States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale (including a retirement or redemption) effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Taxation of Common Stock and Preferred Stock

This subsection summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock and preferred stock (together, “Stock”).

This subsection does not address preferred stock that is convertible into, or exchangeable for, common stock of the Company, nor does it address preferred stock that can be redeemed for an amount in excess of the issue price of the preferred stock. The United States federal income tax consequences of owning such Stock will be discussed in the applicable prospectus supplement.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder (as defined above). If you are non-United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions Made with Respect to Stock

In general, if distributions are made with respect to Stock, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital reducing your tax basis in your Stock, and thereafter as capital gain, the tax treatment of which is discussed below under “—United States Holders—Sale or Redemptions of Stock.” For purposes of the remainder of the discussion in this subsection, it is assumed that dividends paid on Stock will constitute dividends for United States federal income tax purposes.

If you are a corporation, subject to the discussion below under “—Limitations on Dividends-Received Deduction,” dividends that you receive on your Stock will generally be eligible for a 70% dividends-received deduction under the Code, if you will have held such shares, within the meaning of the second subsequent paragraph, for at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such shares became ex-dividend with respect to such dividend.

Under current law, if you are an individual, dividends that you receive on your Stock will generally be subject to reduced rates of taxation, if (i) you do not elect treat the dividends as “investment income,” which may be offset by investment expense and (ii) you will have held such Stock, within the meaning of the next paragraph, for at least 61 days during the 121-day period beginning on the date which is 60 days before the date on which such Stock become ex-dividend with respect to such dividend or, if the dividend is attributable to a period or periods aggregating over 366 days, you will have held such Stock, within the meaning of the next paragraph, for at least 91 days during the 181-day period beginning 90 days before the ex-dividend date.

In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced tax rates on dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of your Stock or substantially identical stock or securities, (b) are the grantor of an option to buy such Stock or substantially identical stock or securities or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. In general, a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the dividends-received deduction, as well as the reduced maximum tax rate on dividends, are disallowed if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are advised to consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

Limitations on Dividends-Received Deduction

If you are a corporation, you may not be entitled to take the 70% dividends-received deduction in all circumstances and, even if you are so entitled, you may be subject to special rules in respect of your ownership of Stock. Prospective corporate investors in Stock should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the Stock; and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends-received deduction.

Sale, Exchange, or Redemption of Stock

A sale, exchange or other disposition of your Stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Stock, which will generally equal your purchase price of the Stock, subject to reduction (if applicable) as described under the caption “Distributions Made with Respect to Stock” above. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for Stock exceeds one year. Long-term capital gain recognized by a non-corporate U.S. holder is generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A redemption of the Stock for cash will be treated as a sale or exchange, taxable as described in the preceding paragraph, if (i) the redemption is “not essentially equivalent to a dividend,” (ii) “substantially disproportionate” with respect to you, (iii) “in complete redemption” of your interest in the Stock, or, (iv) in the case of non-corporate United States holders, “in partial liquidation” of the Company, each of the above within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. If none of the above standards is satisfied, then a payment in redemption of Stock will be treated as a distribution subject to the tax treatment described above under “—Distributions Made with Respect to Stock.”

You are strongly encouraged to consult your own tax advisor regarding the characterization of a redemption payment under the rules described in this subsection and the consequences of such characterization to you.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Stock.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.

Distributions Made with Respect to Stock

Except as described below, if you are a non-United States holder of Stock, distributions made to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on distributions to you, unless you have furnished to us or another payor:

•

a valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under an applicable income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If distributions made to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from such distributions, provided that you have furnished us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” distributions are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-United States holder, “effectively connected” distributions that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an applicable income tax treaty that provides for a lower rate.

Sale, Exchange, or Redemption of Stock

If you are a non-United States holder, you generally will not be subject to United States federal income tax on gain that you recognize on a sale or exchange of your Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, in which case such gain will be taxed as described below,

•

you are an individual, you hold your Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist (in which case any such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty)), or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of Stock that you are selling or exchanging (assuming such Stock is treated as regularly traded on an established securities market for federal income tax purposes) and you are not eligible for any treaty exemption.

If you are a corporate non-United States holder, “effectively connected” gains that you recognize you will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. Such gain may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Stock held by an individual who is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the Stock if you are, or hold your stock through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your stock through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and, (2) if you are, or hold your stock through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect U.S. owners. Payments of gross proceeds from a sale or other disposition of the Stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2017. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. You should consult your own tax advisors regarding the relevant U.S. law, the intergovernmental agreements and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

If you are a non-corporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of the Stock effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you are a non-corporate United States holder that fails to provide an accurate taxpayer identification number, is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns, or, in certain circumstances, fails to comply with applicable certification requirements.

In general, if you are a non-United States holder, we and other payors are required to report payments of dividends on your Stock on IRS Form 1042-S. In addition, payment of the proceeds from the sale of the Stock effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of the Stock effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus and certain Selling Securityholders may sell common stock, in any of the following three ways (or in any combination) from time to time in one or more transactions:

•	through underwriters, dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters, or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the net proceeds to be received by us or by any Selling Securityholders from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum commission, discount or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as agents for us or the Selling Securityholders, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the Selling Securityholders and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or the Selling Securityholders or through agents designated by us or the Selling Securityholders from time to time. In the case of securities sold directly by us or the Selling Securityholders, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the Selling Securityholders to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We and certain Selling Securityholders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the Selling Securityholders at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of these delayed delivery contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into by us and the Selling Securityholders, to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus will be new issues with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

A Selling Securityholder, if any, may use this prospectus in connection with resales of shares of our common stock. The applicable prospectus supplement will identify the Selling Securityholder, the terms of the securities being offered and sold, and any other necessary information. Any Selling Securityholder may be deemed to be an underwriter in connection with the securities they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Securityholder will receive all the proceeds from the sale of the securities being sold by them pursuant to this prospectus. We will not receive any proceeds from any sales by a Selling Securityholder.

BOOK-ENTRY PROCEDURES FOR DEBT SECURITIES

In this section we describe special considerations that will apply to registered debt securities issued in global, that is book-entry, form.

Global Securities

CIT may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the Depositary, and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global securities through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (in those capacities, the “U.S. Depositaries”), which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in such permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in such permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

CIT has been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised CIT that upon receipt of any payment of principal of, or premium, if any, or interest, if any, on a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of CIT, any Trustee, any agent of CIT, or any agent of a Trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee only if:

•

the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and CIT does not appoint a successor Depositary within 90 days;

•	CIT, in its discretion, determines that the permanent global security will be exchangeable for definitive securities in registered form; or

•

an event of default under the indenture shall have occurred and be continuing, as described in the prospectus, and CIT, the Trustee, or the applicable registrar and paying agent notifies the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. CIT expects that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to CIT or the Trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. CIT may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If CIT issues definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

If CIT issues definitive securities, CIT will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

CIT may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds received from CIT against presentation of the related security at the office of the paying agent.

Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of the securities for any purpose under the indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. As a result, each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

CIT understands that, under existing industry practices, in the event that CIT requests any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.

The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary facilitates the post-trade settlement among its participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Depositary, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the SEC.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning the Depositary and the Depositary’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Clearstream and Clearstream’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Euroclear, the Euroclear Operator, the Cooperative and Euroclear’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other hand, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream

Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

BENEFIT PLAN INVESTOR CONSIDERATIONS

For a discussion of considerations for certain benefit plan and similar investors subject to the Employment Retirement Income Security Act of 1974, as amended, or similar laws, see “Benefit Plan Investor Considerations” in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale of shares of our common stock by the OneWest Holders pursuant to the Stockholders Agreement. In certain circumstances, the OneWest Holders are entitled to transfer their rights with respect to registration of such common stock, in which case this prospectus may also relate to resales by the transferee of such rights. In this prospectus, we refer to the OneWest Holders and any such permitted transferee who offers or sells securities hereunder as a “Selling Securityholder.” See “Description of Capital Stock—Stockholders Agreement.” Where applicable, information regarding the amounts of securities being offered by a Selling Securityholder and the amounts beneficially owned by a Selling Securityholder after the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

The applicable prospectus supplement will also disclose whether any of the Selling Securityholders has held any position or office or had any other material relationship with us during the three years prior to the date of the prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and certain legal matters will be passed upon for the agents, underwriters and dealers by Cahill Gordon & Reindel LLP, New York, New York. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Robert J. Ingato, Executive Vice President, General Counsel and Secretary of CIT, or another attorney employed within the CIT Law Department. Mr. Ingato is regularly employed by CIT, may participate in CIT benefit or compensation plans under which he may receive restricted stock awards which settle in common stock and currently beneficially owns less than one percent of the outstanding shares of common stock.

EXPERTS

The financial statements incorporated by reference into this Prospectus from our Current Report on Form 8-K filed with the SEC on October 9, 2014 (dated October 8, 2014), and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference into this Prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

325,000 Shares
Fixed-to-Floating Rate Non-Cumulative
Perpetual Preferred Stock, Series A

CIT Group Inc.

PROSPECTUS SUPPLEMENT
May 31, 2017

Joint Book-Running Managers

Morgan Stanley	Barclays	Credit Suisse

Co-Managers

BofA Merrill Lynch
Citigroup
Credit Agricole CIB
Deutsche Bank Securities
J.P. Morgan